EXHIBIT 4




                                CREDIT AGREEMENT

                            dated as of  July 10, 1998

                                    among

                              THE TIMKEN COMPANY,

                                 as Borrower,

                         VARIOUS FINANCIAL INSTITUTIONS,

                                 as Banks,

                                   and

                         KEYBANK NATIONAL ASSOCIATION,

                                 as Agent













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                                TABLE OF CONTENTS

                                                                       Page
        ARTICLE I.          DEFINITIONS                                 1

        ARTICLE II.         AMOUNT AND TERMS OF CREDIT                  10

        SECTION 2.1         AMOUNT AND NATURE OF CREDIT                 10
        SECTION 2.2         BORROWING PROCEDURES                        16
        SECTION 2.3         PAYMENT ON NOTES, ETC.                      16
        SECTION 2.4         PREPAYMENT                                  17
        SECTION 2.5         FACILITY AND OTHER FEES; REDUCTION
                            OF COMMITMENT                               18
        SECTION 2.6         COMPUTATION OF INTEREST AND FEES;
                            DEFAULT RATE                                18
        SECTION 2.7         MANDATORY PREPAYMENT                        18
        SECTION 2.8         EXTENSION OF COMMITMENT                     18

        ARTICLE III.        ADDITIONAL  PROVISIONS  RELATING  TO
                            EURODOLLAR LOANS; CAPITAL; TAXES            18

        SECTION  3.1        RESERVES OR DEPOSIT REQUIREMENTS,
                            ETC.                                        18
        SECTION 3.2         EURODOLLAR DEPOSITS UNAVAILABLE
                            OR INTEREST RATE UNASCERTAINABLE            19
        SECTION 3.3         CHANGES IN LAW RENDERING EURODOLLAR
                            LOANS UNLAWFUL                              19
        SECTION 3.4         INDEMNITY                                   20
        SECTION 3.5         CAPITAL ADEQUACY                            20
        SECTION 3.6         TAXES                                       21

        ARTICLE IV.         CONDITIONS PRECEDENT                        22

        SECTION 4.1         CONDITIONS TO INITIAL LOAN                  22
        SECTION 4.2         CONDITIONS TO EACH LOAN                     23

        ARTICLE V.          COVENANTS                                   23

        SECTION 5.1         INSURANCE                                   23
        SECTION 5.2         MONEY OBLIGATIONS                           23
        SECTION 5.3         FINANCIAL STATEMENTS                        24
        SECTION 5.4         FINANCIAL RECORDS                           24
        SECTION 5.5         ERISA COMPLIANCE                            25
        SECTION 5.6         LEVERAGE RATIO                              25
        SECTION 5.7         LIENS                                       25
                                  i
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        SECTION 5.8         REGULATIONS U and X                         27
        SECTION 5.9         MERGER AND SALE OF ASSETS                   27
        SECTION 5.10        NOTICE                                      27
        SECTION 5.11        ENVIRONMENTAL COMPLIANCE                    27
        SECTION 5.12        FIXED CHARGE COVERAGE                       28

        ARTICLE VI.         REPRESENTATIONS AND WARRANTIES              29

        SECTION 6.1         CORPORATE EXISTENCE; SUBSIDIARIES;
                            FOREIGN QUALIFICATION                       29
        SECTION 6.2         CORPORATE AUTHORITY                         29
        SECTION 6.3         COMPLIANCE WITH LAWS                        29
        SECTION  6.4        LITIGATION  AND  ADMINISTRATIVE
                            PROCEEDINGS                                 29
        SECTION 6.5         TITLE TO ASSETS                             29
        SECTION 6.6         TAX RETURNS                                 30
        SECTION 6.7         ENVIRONMENTAL LAWS                          30
        SECTION 6.8         EMPLOYEE BENEFITS PLANS                     30
        SECTION 6.9         CONSENTS OR APPROVALS                       30
        SECTION 6.10        FINANCIAL STATEMENTS                        31
        SECTION 6.11        REGULATIONS U and X                         31
        SECTION 6.12        ACCURATE AND COMPLETE STATEMENTS            31
        SECTION 6.13        DEFAULTS                                    31

        ARTICLE VII.        EVENTS OF DEFAULT                           31

        SECTION 7.1         PAYMENTS                                    31
        SECTION 7.2         CERTAIN COVENANTS                           31
        SECTION 7.3         OTHER COVENANTS                             31
        SECTION 7.4         REPRESENTATIONS AND WARRANTIES              32
        SECTION 7.5         CROSS DEFAULT                               32
        SECTION 7.6         ERISA DEFAULT                               32
        SECTION 7.7         CHANGE IN CONTROL                           32
        SECTION 7.8         MONEY JUDGMENT                              32
        SECTION 7.9         INSOLVENCY                                  32

        ARTICLE VIII.       REMEDIES UPON DEFAULT                       33

        SECTION 8.1         OPTIONAL DEFAULTS                           33
        SECTION 8.2         AUTOMATIC DEFAULTS                          33
        SECTION 8.3         OFFSETS                                     33
        SECTION 8.4         EQUALIZATION PROVISION                      34
                                  ii
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        ARTICLE IX.         THE AGENT                                   34
        SECTION 9.1         APPOINTMENT AND AUTHORIZATION               34
        SECTION 9.2         NOTE HOLDERS                                34
        SECTION 9.3         CONSULTATION WITH COUNSEL                   34
        SECTION 9.4         DOCUMENTS                                   35
        SECTION 9.5         AGENT AND AFFILIATES                        35
        SECTION 9.6         KNOWLEDGE OF DEFAULT                        35
        SECTION 9.7         ACTION BY AGENT                             35
        SECTION 9.8         NOTICES, DEFAULT, ETC.                      35
        SECTION 9.9         INDEMNIFICATION OF AGENT                    35
        SECTION 9.10        SUCCESSOR AGENT                             36

        ARTICLE X.          MISCELLANEOUS                               36

        SECTION 10.1        BANKS' INDEPENDENT INVESTIGATION            36
        SECTION 10.2        NO WAIVER; CUMULATIVE REMEDIES              36
        SECTION 10.3        AMENDMENTS, CONSENTS                        37
        SECTION 10.4        NOTICES                                     37
        SECTION 10.5        COSTS, EXPENSES AND TAXES                   37
        SECTION 10.6        INDEMNIFICATION                             37
        SECTION 10.7        OBLIGATIONS SEVERAL; NO FIDUCIARY
                            OBLIGATIONS                                 38
        SECTION 10.8        EXECUTION IN COUNTERPARTS                   38
        SECTION 10.9        BINDING EFFECT; BORROWER'S ASSIGNMENT       38
        SECTION 10.10       BANK ASSIGNMENTS/PARTICIPATIONS             38
        SECTION 10.11       SEVERABILITY OF PROVISIONS; CAPTIONS        41
        SECTION 10.12       INVESTMENT PURPOSE                          41
        SECTION 10.13       ENTIRE AGREEMENT                            41
        SECTION 10.14       GOVERNING LAW; SUBMISSION TO
                            JURISDICTION                                41
        SECTION 10.15       LEGAL REPRESENTATION OF PARTIES             42
        SECTION 10.16       CONFIDENTIALITY                             42
        SECTION 10.17       JURY TRIAL WAIVER                          S-1

     EXHIBIT A                                                         A-1
     EXHIBIT B                                                         B-1
     EXHIBIT C                                                         C-1
     EXHIBIT D-1                                                     D-1-1
     EXHIBIT D-2                                                     D-2-1
     EXHIBIT D-3                                                     D-3-1
     EXHIBIT E                                                         E-1
     EXHIBIT F                                                         F-1
                                  iii
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     ANNEX 1                                                           F-5

        This CREDIT AGREEMENT, dated as of July 10, 1998 (as amended, waived or otherwisemodified from time to time, this "Agreement") is among THE TIMKEN COMPANY, an Ohio corporation (the "Borrower"), the banking institutions named in Schedule 1 attached hereto and made a part hereof (collectively, the "Banks" and individually, a "Bank") and KEYBANK NATIONAL ASSOCIATION, as Agent for the Banks under this Agreement (in such capacity, the "Agent").

                                WITNESSETH:

        WHEREAS, Borrower and the Banks desire to establish a credit facility in the aggregate principal amount hereinafter set forth that will be made available to Borrower upon the terms and subject to the conditions hereinafter set forth;

        NOW, THEREFORE, it is mutually agreed as follows:


                           ARTICLE I.  DEFINITIONS

        As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

        "Adjusted Prime Rate" shall mean a rate per annum equal to the greater of (a) the Prime Rate or (b) one-half of one percent (0.5%) in excess of the Federal Funds Effective Rate. Any change in the Adjusted Prime Rate shall be effective immediately from and after such change in the Adjusted Prime Rate.

        "Advantage" shall mean any payment (whether made voluntarily or involuntarily, by offset of any deposit or other indebtedness or otherwise) received by any Bank in respect of the Debt, if such payment results in that Bank having less than its pro rata share of the Debt then outstanding, than was the case immediately before such payment.

        "Agent Fee Letter"shall mean the Agent Fee Letter from
        Agent to Borrower dated the Closing Date.

        "Applicable Facility Fee Rate" shall mean a rate based on the S&P Rating or the Moody's Rating, whichever is higher, as follows:

                                                 Applicable Facility
        S & P Rating         Moody's Rating          Fee Rate
        A or higher          A2 or higher       8.0 Basis Points
        A-                    A3                9.0 Basis Points
        BBB+                  Baa1              10.0 Basis Points
        BBB                   Baa2              12.5 Basis Points
        BBB- or less          Baa3 or less      17.5 Basis Points

        Changes to the Applicable Facility Fee Rate shall be immediately effective upon a change in the Moody's Rating or the S&P Rating, as applicable; provided, however, that if at any time there is a difference between the Moody's Rating and the S&P Rating of greater than one (1) rating, then the Applicable Facility Fee Rate then in effect shall be based upon the average of (a) the number of basis points as determined from the Moody's Rating, and (b) the number of basis points as determined from the S&P Rating. The above matrix does not modify or waive, in any respect, the rights of the Banks to charge the Default Rate, or the rights and remedies of Agent and the Banks pursuant to Articles VII or VIII hereof.

        "Applicable Eurodollar Margin" shall mean a margin based on the S&P Rating or the Moody's Rating, whichever is higher, as follows:

        S & P Rating         Moody's Rating         Applicable
                                                  Eurodollar Margin
        A- or higher          A3 or higher       15.00 Basis Points
        BBB+                  Baa1               17.50 Basis Points
        BBB                   Baa2               20.00 Basis Points
        BBB- or less          Baa3 or less       22.50 Basis Points

        Changes to the Applicable Eurodollar Margin shall be immediately effective upon a change in the Moody's Rating or the S&P Rating, as applicable; provided, however, that if at any time there is a difference between the Moody's Rating and the S&P Rating of greater than one (1) rating, then the Applicable Eurodollar Margin then in effect shall be based upon the average of (a) the number of basis points as determined from the Moody's Rating, and (b) the number of basis points as determined from the S&P Rating. The above matrix does not modify or waive, in any respect, the rights of the Banks to charge the Default Rate, or the rights and remedies of Agent and the Banks pursuant to Articles VII or VIII hereof.

        "Business Day" shall mean a day of the year on which banks are not required or authorized to close in Cleveland, Ohio, and, if the applicable Business Day relates to any Eurodollar Loan, on which dealings are carried on in the London interbank Eurodollar market.

        "Closing Date" shall mean the effective date of this Agreement.

        "Code" shall mean the Internal Revenue Code of 1986, as amended, together with the rules and regulations promulgated thereunder.

        "Commitment" shall mean the obligation hereunder of the Banks to make Loans pursuant to the Revolving Credit Commitment, up to the Total Commitment Amount (or such lesser amount as shall be determined pursuant to Section 2.5).

        "Commitment Percentage" shall mean, for each Bank, the
        percentage  set  forth opposite such Bank's name  under  the
        column headed "Commitment  Percentage"  as  described   in
        Schedule 1 .

        "Commitment Period" shall mean the period from the Closing Date to June 30, 2003, or such earlier date on which the Commitment shall have been terminated pursuant to
        Article VIII.

        "Company(ies)" shall mean individually, Borrower or a Consolidated Subsidiary, and collectively, Borrower and all Consolidated Subsidiaries.

        "Competitive Bid" shall mean an offer by a Bank to make a Competitive Bid Loan in accordance with Section 2.1B.

        "Competitive Bid Absolute Rate" shall have the meaning set forth in Section 2.1B(d).

        "Competitive Bid Absolute Rate Auction" shall mean a solicitation of Competitive Bids setting forth Competitive Bid Absolute Rates pursuant to Section 2.1B.

        "Competitive Bid Absolute Rate Loan" shall mean a Loan made by a Bank pursuant to a Competitive Bid Absolute Rate Auction.

        "Competitive Bid Eurodollar Auction" shall mean a solicitation of Competitive Bids setting forth the Competitive Bid Eurodollar Rates for a Eurodollar Loan pursuant to Section 2.1B.

        "Competitive Bid Eurodollar Loan" shall mean a Eurodollar Loan made by a Bank pursuant to a Competitive Bid
        Eurodollar Auction.

        "Competitive  Bid  Eurodollar  Rate"  shall  have   the
        meaning set forth in Section 2.1B(d).

        "Competitive Bid Interest Period" shall mean:

        (a)  with respect to a Competitive Bid Eurodollar
        Loan, a period of one (1) month, two (2) months, three
        (3) months or six (6) months (as established through the Competitive Bid Eurodollar Auction), commencing on the applicable borrowing date of such Competitive Bid Eurodollar Loan and ending on the Interest Adjustment
        Date   applicable   thereto.  Each  Competitive  Bid

        Eurodollar Loan shall be repaid on the last day of the Competitive Bid Interest Period applicable thereto; and

        (b)   with respect to a Competitive Bid Absolute
        Rate Loan, the period commencing on the date of such borrowing and ending such number of days thereafter (but not less than seven (7) days and not greater than one hundred eighty (180) days (as established through the Competitive Bid Absolute Rate Auction)). Each Competitive Bid Absolute Rate Loan shall be repaid on the last day of the Competitive Bid Interest Period applicable thereto.

        "Competitive  Bid Loan" shall mean a fixed  rate  Loan
        (either a Competitive Bid Eurodollar Loan or a Competitive Bid Absolute Rate Loan) granted to Borrower by a Bank in accordance with Section 2.1B.

        "Competitive Bid Rate Note" shall mean any Competitive
        Bid  Rate  Note executed and delivered pursuant to Section
        2.1B.

        "Confidential Information" shall mean all information about the Companies that has been furnished by any Company to Agent or any Bank, whether furnished before or after the Closing Date and regardless of the manner in which it is furnished, but does not include any such information that
        (a) is or becomes generally available to the public other than as a result of a disclosure by Agent or such Bank not permitted by this Agreement, (b) was available to Agent or such Bank on a nonconfidential basis prior to its disclosure to Agent or such Bank or (c) becomes available to Agent or such Bank on a nonconfidential basis from a Person other than any Company that is not, to the best of Agent's or such Bank's knowledge, acting in violation of a confidentiality agreement with a Company or is not otherwise prohibited from disclosing the information to Agent or such Bank.

        "Consolidated" shall mean, as applied to any financial or accounting term with respect to any Person, such term determined on a consolidated basis in accordance with GAAP for such Person and all consolidated Subsidiaries thereof.

        "Consolidated Depreciation, Obsolescence and Amortization
        Charges" shall mean, for any period, the aggregate of all depreciation, obsolescence and amortization charges allowable on the fixed assets and leasehold improvements of Borrower and its Consolidated Subsidiaries for such period, as determined in accordance with GAAP.

        "Consolidated Funded Indebtedness" shall mean the Funded Indebtedness of Borrower and its Consolidated
        Subsidiaries computed and Consolidated in accordance with GAAP.

        "Consolidated Net Pre-Tax Earnings" shall mean the earnings (or losses) experienced by Borrower and its Consolidated Subsidiaries computed and Consolidated in accordance with GAAP; provided, that no noncash extraordinary gains (or losses) experienced on or after the Closing Date shall be taken into account for purposes of this definition.

        "Consolidated Net Worth" shall mean, at any date, the Consolidated net worth of Borrower and its Consolidated
        Subsidiaries, determined as of such date in accordance with GAAP.

        "Consolidated Subsidiary" shall mean a Subsidiary that is included in the Consolidated financial statements of Borrower in accordance with GAAP.

        "Controlled Group" shall mean a Company and each Person required to be aggregated with a Company under Code Sections 414(b), (c), (m) or (o).

        "Debt" shall mean, collectively, all indebtedness incurred by Borrower to the Banks pursuant to this Agreement and includes the principal of and interest on all Notes and each extension, renewal or refinancing thereof in whole or in part, the facility fees, other fees and any other amounts payable by Borrower hereunder.

        "Default Rate" shall mean a rate per annum equal to two percent (2%) in excess of the Adjusted Prime Rate from time to time in effect.

        "Derived Eurodollar Rate" shall mean a rate per annum equal to the sum of the Applicable Eurodollar Margin plus the Eurodollar Rate.

        "Dollar" and the sign "$" shall mean lawful money of the United States of America.

        "Environmental Laws" shall mean all provisions of law, statutes, ordinances, rules, regulations, permits, licenses, judgments, writs, injunctions, decrees, orders, awards and standards promulgated by the government of the United States of America or by any state or municipality thereof or by any court, agency, instrumentality, regulatory authority or commission of any of the foregoing concerning health, safety and protection of, or regulation of the discharge of substances into, the environment.

        "ERISA"  shall  mean  the Employee  Retirement  Income
        Security Act of 1974, as amended from time to time, and the regulations promulgated pursuant thereto.

        "ERISA Plan" shall mean an "employee benefit plan" (within the meaning of ERISA Section 3(3)) that a Controlled Group member at any time sponsors, maintains, contributes to, has liability with respect to, or has an obligation to contribute to such plan.

        "Eurodollar" shall mean a Dollar denominated deposit in a bank or bank branch outside of the United States.

        "Eurodollar  Loan"  shall mean  a  Loan  described  in
        Section 2.1A or 2. 1 B on which Borrower shall pay interest at a rate based on the Eurodollar Rate.

        "Eurodollar Rate" shall mean, for any Interest  Period
        or Competitive Bid Interest Period, as applicable, with respect to a Eurodollar Loan, the quotient (rounded upwards, if necessary, to the nearest one sixteenth of one percent (1/16th of 1%)) of: (a) the per annum rate of interest, determined by Agent (or, with respect to a Bank making a Competitive Bid Eurodollar Loan, determined by such Bank) in accordance with its usual procedures (which determination shall be conclusive absent manifest error) as of approximately 11:00 A.M. (London time) two (2) Business Days prior to the beginning of such Interest Period pertaining to such Eurodollar Loan, as provided by Reuters (or if such rate is unavailable by Reuters, as provided by Telerate Service, or, if unavailable by Reuters or Telerate Service, as provided by Bloomberg) as the rate in the London
        interbank   market for Dollar deposits in immediately
        available funds with a maturity comparable to such Interest Period, divided by (b) a number equal to 1.00 minus the Eurocurrency Reserve Percentage applicable to Agent (or, with respect to a Bank making a Competitive Bid Eurodollar Loan, applicable to such Bank). If such rate quotation is not available for any reason, then the rate (for purposes of clause (a) hereof) shall be the rate, determined by Agent (or, with respect to a Bank making a Competitive Bid Eurodollar Loan, determined by such Bank) as of approximately 11:00 A.M. (London time) two (2) Business Days prior to the beginning of such Interest Period pertaining to such Eurodollar Loan, to be the average (rounded upwards, if necessary, to the nearest one sixteenth of one percent (1/16th of 1%)) of the per annum rates at which Dollar deposits in immediately available funds in an amount comparable to such Eurodollar Loan and with a maturity comparable to such Interest Period are offered to the prime banks by leading banks in the London interbank market. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Percentage.

         "Eurocurrency Reserve Percentage" shall mean, for any Interest Period or Competitive Bid Interest Period, as applicable, in respect of any Eurodollar Loan, as of any date of determination, the aggregate of the then stated maximum reserve percentages (including any marginal, special, emergency or supplemental reserves), expressed as a decimal, applicable to such Interest Period or Competitive Bid Interest Period (if more than one (1) such percentage is applicable, the daily average of such percentages for those days in such Interest Period or Competitive Bid Interest Period during which any such percentage shall be so applicable) by the Board of Governors of the Federal Reserve
        System,   any  successor  thereto, or any other banking
        authority, domestic or foreign, to which a Bank may be subject in respect to Eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Federal Reserve Board) or in respect of any other category of liabilities including deposits by reference to which the interest rate on Eurodollar Loans is determined or any category of extension of credit or other assets that include the Eurodollar Loans. For purposes hereof, such reserve requirements shall include, without limitation, those imposed under Regulation D of the Federal Reserve Board, and the Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities subject to such reserve requirements, without benefit of credits for proration, exceptions or offsets which may be available from time to time to any Bank under said Regulation D.

        "Event of Default" shall mean an event or condition that constitutes an event of default as defined in Article VII.

        "Federal Funds Effective Rate" shall mean for any day, the rate per annum (rounded upward to the nearest 1/100 of one percent) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of the Closing Date.

        "Financial  Officer" shall mean any of the  following:
        chief executive officer, president, chief financial officer or treasurer.

        "Fixed Lease Charges" shall mean all lease expenses of Borrower and its Consolidated, Subsidiaries (whether accrued or paid in cash) arising from capital leases or operating leases for production equipment as computed and Consolidated in accordance with GAAP.

        "Funded Indebtedness" shall mean all indebtedness (including any renewal or extension of indebtedness in whole or in part) that matures or remains unpaid more than twelve
        (12) months after the date on which originally incurred and shall include all Notes issued pursuant to this Agreement and all other long-term indebtedness and all commercial paper issued by Borrower or any of its Subsidiaries, but shall not include any indebtedness that is subordinated to the Debt pursuant to a subordination agreement in form and substance as the Majority Banks may require.

        "GAAP"   shall  mean  generally  accepted accounting
        principles in the United States of America as in effect from time to time and set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by any successor entity as may be in general use by significant segments of the accounting profession, that are applicable to the circumstances as of the date of determination; provided, however, that, either (a) upon notice by Borrower to Agent that Borrower desires that any change to such generally accepted accounting principles be disregarded for purposes of this Agreement, or (b) upon notice by Agent to Borrower that the Majority Banks have requested that any such change be so disregarded, then such changes shall be so disregarded and such generally accepted accounting principles in effect immediately before the effectiveness of the relevant change shall constitute "GAAP" for all purposes under this Agreement unless and until such notice is withdrawn by the party that submitted it.

        "Interest Adjustment Date" shall mean the last day of each Interest Period or Competitive Bid Interest Period, as applicable.

        "Interest Period" shall mean, with respect to any Eurodollar Loan (other than a Competitive Bid Eurodollar
        Loan), the period commencing on the date such Eurodollar Loan is made and ending on the last day of such period as selected by Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of such period as selected by Borrower pursuant to the provisions below. The duration of each Interest Period for any such Eurodollar Loan shall be one
        (1) month, two (2) months, three (3) months or six (6) months, in each case as Borrower may select upon notice, as set forth in Section 2.2, provided that (a) if Borrower fails to so select the duration of any Interest Period, Borrower shall be deemed to have converted such Eurodollar Loan to a Prime Rate Loan; and (b) Borrower may not select any Interest Period for such Eurodollar Loan that ends after any date when principal is due on such Eurodollar Loan.

        "Lien" shall mean any mortgage, security interest, lien, charge, encumbrance on, pledge or deposit of, or conditional sale or other title retention agreement with respect to any property (real or personal) or asset.

        "Loan" or "Loans" shall mean the loans made to Borrower by the Banks in accordance with Section 2.1A or 2.1B.

        "Loan Documents" shall mean this Agreement, each of the Notes and any other documents entered into in connection herewith, as any of the foregoing may from time to time be amended, waived or otherwise modified.

        "Majority Banks" shall mean the holders of at least fifty-one percent (51%) of the Total Commitment Amount, or, if the Commitment shall have been terminated, the holders of at least fifty-one percent (51%) of the aggregate outstanding principal amount of the Loans.

        "Material Adverse Effect" shall mean a material adverse effect on (a) the business, operations, property, or condition (financial or otherwise) of the Companies taken as a whole, or (b) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights and remedies of Agent or the Banks hereunder or thereunder.

        "Moody's"  shall mean Moody's Investors Service,  Inc.
        and its successors.

        "Moody's Rating" shall mean the rating accorded to Borrower's senior unsecured long-term debt by Moody's.

        "Multiemployer Plan" shall mean a Pension Plan that is subject to the requirements of Subtitle E of Title IV of ERISA.

        "Note" shall mean any Revolving Credit Note, any Competitive Bid Rate Note, or any other note delivered pursuant to this Agreement.

        "Notice of Revolving Loan" shall mean a Notice of Revolving Loan in the form of the attached Exhibit C.

        "PBGC"   shall  mean  the  Pension  Benefit  Guaranty
        Corporation, or its successor.

        "Pension Plan" shall mean an ERISA Plan that is a "pension plan" (within the meaning of ERISA Section 3(2)).

        "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, corporation, limited liability company, institution, trust, estate, government or other agency or political subdivision thereof or any other entity.

        "Prime Rate" shall mean the interest rate established from time to time by Agent as Agent's prime rate, which rate is publicly announced as Agent's "prime rate"; the Prime Rate may not be the lowest interest rate charged by Agent for commercial or other extensions of credit. Each change in the Prime Rate shall be effective immediately from and after such change.

        "Prime  Rate  Loan"  shall mean a  Loan  described  in
        Section 2.1A on which Borrower shall pay interest at a rate based on the Adjusted Prime Rate.

        "Register" shall have the meaning set forth in Section
        10.10A.

        "Reportable Event" shall mean a reportable event as that term is defined in Title IV of ERISA, except actions of general applicability by the Secretary of Labor under
        Section 110 of such Act.

        "Revolving Credit Commitment" shall mean the obligation hereunder of each Bank, during the Commitment Period, to make Revolving Loans up to the aggregate amount set forth opposite such Bank's name on Schedule 1 under the column headed "Maximum Amount", as such amount may be reduced pursuant to Section 2.5(c).

        "Revolving Credit Note" shall mean any Revolving Credit
        Note executed and delivered pursuant to Section 2.1A.

        "Revolving Loan" shall mean a Loan granted to Borrower by the Banks in accordance with Section 2.1A.

        "S&P" shall mean Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc., or any successor to such company.

        "S&P Rating" shall mean the rating accorded to Borrower's senior unsecured long-term debt by S&P.

        "SEC"   shall   mean  the  Securities  and   Exchange
        Commission, or any governmental body or agency succeeding to any of its principal functions.

        "Subsidiary"  of  Borrower or any of its  Subsidiaries
        shall mean (a) a corporation more than fifty percent (50%) of the voting power or capital stock of which is owned, directly or indirectly, by Borrower or by one or more other Subsidiaries of Borrower or by Borrower and one or more
        Subsidiaries of Borrower, (b) a partnership or limited liability company of which Borrower, one or more other Subsidiaries of Borrower or Borrower and one or more
        Subsidiaries of Borrower, directly or indirectly, is a general partner or managing member, as the case may be, or otherwise has the power to direct the policies, management and affairs thereof, or (c) any other Person (other than a corporation) in which Borrower, one or more other Subsidiaries of Borrower or Borrower and one or more subsidiaries of Borrower, directly or indirectly, has at least a majority ownership interest or the power to direct the policies, management and affairs thereof.

        "Total Commitment Amount" shall mean the obligation hereunder of the Banks during the Commitment Period to make Loans up to the maximum aggregate principal amount of Three Hundred Million Dollars ($300,000,000), as such amount may be reduced pursuant to Section 2.5(c).

        "Unmatured Event of Default" shall mean an event or condition that with the lapse of any applicable grace period or the giving of notice or both would constitute, an Event of Default.

        "Wholly Owned Subsidiary" shall mean, with respect  to
        any Person, any corporation, limited liability company or other entity all of the securities or other ownership interest, or which having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

        "Withdrawal Liability" shall mean the liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.


                   ARTICLE II.  AMOUNT AND TERMS OF CREDIT

        SECTION 2.1. AMOUNT AND NATURE OF CREDIT. Subject to the terms and conditions of this Agreement, the Banks will participate to the extent hereinafter provided in making Loans to Borrower, in such aggregate amount as Borrower shall request pursuant to the Commitment; provided, however, that in no event shall the aggregate outstanding principal amount of all Loans exceed the Total Commitment Amount. The Loans shall be made as follows:

        A.   Revolving Loans.

        Subject to the terms and conditions of this Agreement, during the Commitment Period the Banks shall make a Revolving Loan or Revolving Loans to Borrower in such amount or amounts as Borrower may from time to time request, but not exceeding in aggregate outstanding principal amount at any time outstanding hereunder the Commitment, when such Revolving Loans are combined with the aggregate outstanding
        principal amount of all Competitive Bid  Loans.   Borrower
        shall have the option, subject to the terms and conditions set forth herein, to borrow hereunder up to the Total

        Commitment Amount by means of any combination of (a) Prime Rate Loans maturing on the last day of the Commitment Period, bearing interest at the Adjusted Prime Rate from time to time in effect, or (b) Eurodollar Loans maturing on the last day of the Commitment Period, bearing interest at the Derived Eurodollar Rate, fixed in advance of each Interest Period (but subject to changes in the Applicable Eurodollar Margin) as herein provided for each such Interest Period.

        Each Bank, severally agrees to participate in Revolving Loans made hereunder during the Commitment Period on such basis that (a) immediately after the completion of any borrowing by Borrower, the aggregate principal amount then outstanding on such Bank's Revolving Credit Note shall not be in excess of such Bank's Revolving Credit Commitment, and
        (b) such aggregate principal amount outstanding on such Bank's Revolving Credit Note shall represent such Bank's Commitment Percentage of the aggregate outstanding principal amount of all Revolving Loans. Each Revolving Loan made by the Banks shall be made pro rata according to the Banks' respective Commitment Percentages.

        Borrower shall pay interest on the unpaid principal amount of Prime Rate Loans outstanding from time to time from the date thereof until paid, commencing on September 30, 1998, and continuing on the last day of each succeeding calendar quarter of each year and at the maturity thereof. Borrower shall pay interest at a fixed rate for each Interest Period, but subject to changes in the Applicable Eurodollar Margin, on the unpaid principal amount of each Eurodollar Loan outstanding from time to time from the date thereof until paid, payable on each Interest Adjustment Date with respect to an Interest Period (provided that if an Interest Period exceeds three (3) months, the interest must be paid every three (3) months, commencing three (3) months from the beginning of such Interest Period).

        At the request of Borrower, provided no Unmatured Event
        of Default or Event of Default exists, the Banks shall convert Prime Rate Loans to Eurodollar Loans or Eurodollar Loans to Prime Rate Loans at any time, subject to the notice and other provisions of Section 2.2 and in the case of a conversion of Eurodollar Loans to Prime Rate Loans on any date other than an Interest Adjustment Date, to the indemnity provisions of Section 3.4. Each request for Revolving Loans must either be for Prime Rate Loans or Eurodollar Loans.

        The  obligation of Borrower to repay  the  Prime  Rate
        Loans and the Eurodollar Loans made by each Bank and to pay interest thereon shall be evidenced by a Revolving Credit Note of Borrower substantially in the form of Exhibit A, with appropriate insertions, dated the Closing Date and payable to the order of such Bank on the last day of the Commitment Period in the principal amount of its Revolving Credit Commitment, or, if less, the aggregate unpaid principal amount of Revolving Loans made hereunder by such Bank. Subject to the provisions of this Agreement, Borrower shall be entitled under this Section 2.1A to borrow funds, repay the same in whole or in part, and reborrow hereunder at any time and from time to time during the Commitment Period.

        B.   Competitive Bid Loans.

        (a)  The Competitive Bid Option.  Subject to the terms
        and conditions of this Agreement, during the Commitment Period, Borrower may request the Banks to submit offers to make Competitive Bid Loans to Borrower from time to time in amounts such that the aggregate amount of all Revolving Loans and Competitive Bid Loans at any one time outstanding shall not exceed the Total Commitment Amount. The Banks may, but shall have no obligation to, make such offers and Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section 2.1B.

        (b) Competitive Bid Request. A request by Borrower to obtain Competitive Bid Loans ("Competitive Bid Request") shall be made by Borrower transmitting to Agent, by facsimile transmission, a Competitive Bid Request, substantially in the form of Exhibit D-1, so as to be received (i) no later than 9:00 A.M. (Cleveland, Ohio time) on the third Business Day immediately prior to the date of the proposed borrowing, in the case of a Competitive Bid Eurodollar Auction, or (ii) no later than 9:00 A.M. (Cleveland, Ohio time) on the proposed date of borrowing, in the case of a Competitive Bid Absolute Rate Auction (or, in either case, such other time or date as to which Borrower and Agent shall have mutually agreed and as to which Agent shall have notified the Banks not later than the date of the Competitive Bid Request for the first Competitive Bid Eurodollar Auction or Competitive Bid Absolute Rate Auction for which such change is to be effective) specifying:

        (A) the proposed date of borrowing, which shall be a Business Day;

        (B) the amount of the Competitive Bid Loan requested and that the Loan requested is a Competitive
        Bid Loan;

        (C)  the duration of the Competitive Bid Interest
        Period applicable thereto, which shall not be later than the last day of the Commitment Period; and

        (D) whether the Competitive Bids requested are to set forth a Competitive Bid Eurodollar Rate or a Competitive Bid Absolute Rate.

        Borrower may request offers to make a Competitive Bid Loan for no more than three (3) Competitive Bid Interest Periods in any Competitive Bid Request under this Agreement.

        (c) Invitation for Competitive Bids. Promptly upon receipt of a Competitive Bid Request, Agent shall send to the Banks by facsimile transmission an invitation for
        Competitive Bids ("Invitation  for  Competitive   Bids"),
        substantially in the form of Exhibit D-2, which shall constitute an invitation by Borrower to each Bank to submit Competitive Bids offering to make the Competitive Bid Loans to which such Competitive Bid Request relates in accordance with this Section 2.1B.

        (d)  Submission and Contents of Competitive Bids.  Each
        Bank may submit a Competitive Bid containing an offer or offers to make Competitive Bid Loans in response to any

        Invitation for Competitive Bids. Each Competitive Bid must comply with the requirements of this Section 2.1B and must be submitted to Agent, by facsimile transmission, at its offices specified on the signature page hereof or as otherwise directed by Agent not later than (i) 10:30 A.M. Cleveland, Ohio time) on the third Business Day prior to the proposed date of borrowing, in the case of a Competitive Bid Eurodollar Auction, or (ii) 10:30 A.M. Cleveland, Ohio time) on the proposed date of borrowing, in the case of a Competitive Bid Absolute Rate Auction (or, in either case, such other time or date as to which Borrower and Agent shall have mutually agreed and as to which Agent shall have notified the Banks not later than the date of the
        Competitive Bid Request for the first Competitive Bid Eurodollar Auction or Competitive Bid Absolute Rate Auction for which such change is to be effective); provided that any Bank submitting a Competitive Bid (A) after 10:00 A.M. (Cleveland, Ohio time) on such third Business Day prior to the proposed date of borrowing, in the case of a Competitive Bid Eurodollar Auction, or (B) 10:00 A.M. (Cleveland, Ohio time) on the proposed date of borrowing, in the case of a Competitive Bid Absolute Rate Auction, shall confirm Agent's receipt of such Competitive Bid by telephone, and provided further that Competitive Bids submitted by Agent (or any affiliate of Agent) in the capacity of a Bank may be submitted, and may only be submitted, if Agent or such affiliate notifies Borrower of the terms of the offer or offers contained therein not later than fifteen (15) minutes prior to the respective deadline for the other Banks, in the case of either a Competitive Bid Eurodollar Auction or a Competitive Bid Absolute Rate Auction. Any Competitive Bid so made by any Bank under this Section 2.1B(d) shall be irrevocable except with the written consent of Agent.

        Each Competitive Bid shall be in substantially the form of Exhibit D-3 and shall in any case specify:

        (1) the proposed date of borrowing, and the duration of each relevant Competitive Bid Interest
        Period to be applicable thereto;

        (2)  the principal amount of the Competitive  Bid
        Loan for which each such offer is being made, which principal amount may be greater than or less than the Revolving Credit Commitment of the quoting Bank, must be Five Million Dollars ($5,000,000), increased by increments of One Million Dollars ($1,000,000), may not exceed the principal amount of Competitive Bid Loans for which offers were requested and may be subject to an aggregate limitation as to the principal amount of Competitive Bid Loans for which offers being made by such quoting Bank may be accepted;

        (3) in the case of a Competitive Bid Eurodollar Auction, the rate of interest per annum expressed as a percentage (specified to the nearest four (4) decimal places) (the "Competitive Bid Eurodollar Rate") offered for each such Competitive Bid Loan;

        (4)   in  the case of a Competitive Bid  Absolute
        Rate Auction, the rate of interest per annum, expressed as a percentage (specified to the nearest four (4) decimal places) (the "Competitive Bid Absolute Rate") offered for each such Competitive Bid Loan; and

        (5)  the identity of the quoting Bank.

        A Competitive Bid may set forth up to three (3) separate offers by the quoting Bank.

        Any Competitive Bid shall be disregarded if it:

        (w) is not substantially in conformity with Exhibit D-3 hereto or does not specify all of the information required by this Section 2.1B;

        (x) except as permitted by Section 2.1B(e), contains qualifying, conditional or similar language;

        (y) proposes terms other than or in addition to those set forth in the applicable Invitation for Competitive Bids; or

        (z) arrives after the time set forth in the first paragraph of this Section 2.B(d).

        (e) Notice to Borrower. Not later than (i) 11:00 A.M. (Cleveland, Ohio time) on the third Business Day prior to the proposed date of borrowing, in the case of a Competitive Bid Eurodollar Auction, or (ii) 11:00 A.M. (Cleveland, Ohio
        time) on the proposed date of borrowing, in the case of a Competitive Bid Absolute Rate Auction (or, in either case, such other time or date as to which Borrower and Agent shall have mutually agreed and as to which Agent shall have notified the Banks not later than the date of the
        Competitive Bid Request for the first Competitive Bid Eurodollar Auction or Competitive Bid Absolute Rate Auction for which such change is to be effective), Agent shall notify Borrower of the terms (A) of any Competitive Bid submitted by a Bank that is in accordance with
        Section 2.1B(d) and (B) of any Competitive Bid that amends, modifies or is otherwise inconsistent with a previous Competitive Bid submitted by such Bank with respect to the same Competitive Bid. Any such subsequent Competitive Bid shall be disregarded by Agent unless such subsequent Competitive Bid is submitted solely to correct a manifest error in such former Competitive Bid. Agent's notice to Borrower shall specify (1) the aggregate principal amount of Competitive Bid Loans for which offers have been received for each Competitive Bid Interest Period specified in the related Competitive Bid Request, (2) the respective principal amounts and Competitive Bid Eurodollar Rates or Competitive Bid Absolute Rates, as the case may be, so offered and (3) if applicable, limitations on the aggregate principal amount of Competitive Bid Loans for which offers in any single Competitive Bid may be accepted.

        (f)  Acceptance and Notice by Borrower.  Not later than
        (i) 11:30 A.M. (Cleveland, Ohio time) on the third Business Day prior to the proposed date of borrowing, in the case of a Competitive Bid Eurodollar Auction, or (ii) 11:30 A.M. (Cleveland, Ohio time) on the proposed date of borrowing, in the case of a Competitive Bid Absolute Rate Auction (or, in either case, such other time or date as to which Borrower and Agent shall have mutually agreed and as to which Agent shall have notified the Banks not later than the date of the Competitive Bid Request for the first Competitive Bid Eurodollar Auction or Competitive Bid Absolute Rate Auction for which such change is to be effective), Borrower shall notify Agent of its irrevocable acceptance or nonacceptance.

        Such notice shall specify the aggregate principal amount of offers for each Competitive Bid Interest Period that are accepted. Borrower may accept any Competitive Bid in whole or in part; provided that:

        (A) the aggregate principal amount of each Competitive Bid borrowing must be Ten Million Dollars
        ($10,000,000), increased by increments of  One  Million
        Dollars ($1,000,000);

        (B) acceptance of offers may be made only on the basis of ascending Competitive Bid Eurodollar Rates or Competitive Bid Absolute Rates, as the case may be; and

        (C) Borrower may not accept any offer that is described in the last paragraph of subpart (d) above or that otherwise fails to comply with the requirements of this Agreement.

        Not later than (1) 12:00 P.M. (Cleveland, Ohio time) on the third Business Day prior to the proposed date of borrowing, in the case of a Competitive Bid Eurodollar Auction, or
        (2) 12:00 P.M. (Cleveland, Ohio time) on the proposed date of borrowing, in the case of a Competitive Bid Absolute Rate Auction (or, in either case, such other time or date as to which Borrower and Agent shall have mutually agreed and as to which Agent shall have notified the Banks not later than the date of the Competitive Bid Request for the first Competitive Bid Eurodollar Auction or Competitive Bid Absolute Rate Auction for which such change is to be effective), Agent shall notify the Banks of Borrower's acceptance or non-acceptance of the offers so notified to Borrower pursuant to subpart (e) hereof.

        (g)   Allocation  by  Agent.  If offers  are  made  by
        two (2) or more Banks with the same Competitive Bid Eurodollar Rates or Competitive Bid Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Competitive Bid Interest Period, the principal amount of Competitive Bid Loans in respect of which such offers are accepted shall be allocated by Agent among such Banks as nearly as possible (in multiples of Five Hundred Thousand Dollars ($500,000), as Agent may deem as appropriate) in proportion to the aggregate principal amounts of such offers. Determinations by Agent of the amounts of Competitive Bid Loans shall be conclusive in the absence of manifest error.

        (h)   Evidence  of Debt and Related  Provisions.   The
        obligation of Borrower to repay the Competitive Bid Loans made by each Bank and to pay interest thereon shall be evidenced by a Competitive Bid Rate Note of Borrower substantially in the form of Exhibit B hereto, with appropriate insertions, dated the Closing Date and payable to the order of such Bank on the last day of the Commitment Period in the principal amount of the Total Commitment Amount, or, if less, the aggregate unpaid principal amount of Competitive Bid Loans made hereunder by such Bank. No Competitive Bid Loan may be converted to a Revolving Loan and the Bank making a Competitive Bid Loan shall have no right to request that the other Banks share the risk of such Competitive Bid Loan. A Bank's extension of credit to Borrower in the form of a Competitive Bid Loan shall not diminish such Bank's obligation to participate in any other or future Revolving Loans to the full extent of such Bank's Commitment Percentage. Anything herein to the contrary notwithstanding, the extension of Competitive Bid Loans shall be deemed to be usage of the Commitment, and all such Competitive Bid Loans shall be subtracted from the Total Commitment Amount for purposes of determining availability for Loans under the Commitment.

        SECTION 2.2.   BORROWING PROCEDURES.

        (a) Revolving Loans. With respect to each requested Revolving Loan, Borrower shall furnish Agent with a Notice of Revolving Loan no later than 11:00 A.M. (Cleveland, Ohio time)  on  the  proposed date of borrowing with  respect  to
        Prime Rate Loans and no later than 11:00 A.M. (Cleveland, Ohio time) three (3) Business Days prior to the proposed date of borrowing with respect to Eurodollar Loans. Agent shall notify each Bank of the date, amount and initial Interest Period (if applicable) promptly upon the receipt of such notice, and, in any event, by 2:00 P.M. (Cleveland, Ohio time) on the date such notice is received. On the date such Revolving Loan is to be made, each Bank shall provide Agent, not later than 3:00 P.M. (Cleveland, Ohio time), with the amount in federal or other immediately available funds, required of it.

        (b) Competitive Bid Loans. With respect to each requested Competitive Bid Loan, Borrower shall comply with the notice provisions set forth in Section 2.1B, and the Bank or Banks making the Competitive Bid Loans shall provide Agent, not later than 1:00 P.M. (Cleveland, Ohio time) on the date that such Loan is to be made, with the amount (in federal or other immediately available funds) required of such Bank or Banks.

        (c)   Irrevocability;  Minimum  Loan  Amounts.   Each
        request for a Loan shall be irrevocable and binding on Borrower. Each Prime Rate Loan or Eurodollar Loan shall be in an amount of not less than Five Million Dollars ($5,000,000), increased by increments of One Million Dollars ($1,000,000).

        At no time shall Borrower request that Eurodollar Loans or Competitive Bid Eurodollar Loans be outstanding for more than eight (8) different Interest Periods or Competitive Bid Interest Periods at any time, and, if Prime Rate Loans are outstanding, then Eurodollar Loans and Competitive Bid Eurodollar Loans shall be limited to seven (7) different Interest Periods or Competitive Bid Interest Periods at any one (1) time.

        SECTION 2.3. PAYMENT ON NOTES, ETC. All payments of principal, interest and facility and other fees shall be made to Agent in immediately available funds for the account of the Banks. Agent, on the Business Day such funds are received, shall distribute to each Bank its ratable share of the amount of principal, interest, and facility and other fees received by it for the account of such Bank. Each Bank shall record (a) any principal, interest or other payment, and (b) the principal amount of the Prime Rate Loans and the Eurodollar Loans and all prepayments thereof and the applicable dates with respect thereto, by such method as such Bank may generally employ; provided, however, that failure to make any such entry shall in no way detract from Borrower's obligations under each such Note. The aggregate unpaid amount of Loans set forth on the records of Agent shall be rebuttably presumptive evidence of the principal and interest owing and unpaid on each Note. Whenever any payment to be made hereunder, including without limitation any payment to be made on any Note, shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in each case be included in the computation of the interest payable on such Note; provided, however, that with respect to any Eurodollar Loan, if the next succeeding Business Day falls in the succeeding calendar month, such payment shall be made on the preceding Business Day and the relevant Interest Period or Competitive Bid Interest Period, as applicable, shall be adjusted accordingly.

        SECTION  2.4.   PREPAYMENT.  Borrower shall  have  the
        right at any time or from time to time to prepay, on a pro rata basis for each of the Banks, all or any part of the principal amount of the Notes then outstanding as designated by Borrower, plus interest accrued on the amount so prepaid to the date of such prepayment. Each prepayment of a Eurodollar Loan (other than a Competitive Bid Loan) shall be in the aggregate principal amount of not less than Five Million Dollars ($5,000,000). Each Prepayment of any Competitive Bid Loan shall be in the full amount of such Loan and all accrued but unpaid interest thereon except to the extent the Bank that has made such Competitive Bid Loan agrees to accept a partial prepayment. Borrower shall give Agent notice of the prepayment of any Prime Rate Loans by not later than 11:00 A.M. (Cleveland, Ohio time) on the Business Day such prepayment is to be made and written notice of the prepayment of any Eurodollar Loan or
        Competitive Bid Loan not later than 1:00 P.M. (Cleveland, Ohio time) three (3) Business Days before the Business Day on which such prepayment is to be made. Subject to the provisions of Section 3.4, prepayments of Loans shall be without any premium or penalty.

        SECTION  2.5.   FACILITY AND OTHER FEES; REDUCTION  OF
        COMMITMENT.

        (a) Borrower shall pay to Agent, for the ratable account of the Banks, as a consideration for the Commitment hereunder, a facility fee from the date hereof to and including the last day of the Commitment Period equal to
        (i) the Applicable Facility Fee Rate in effect on the date that such facility fee is due, times (ii) the average daily Total Commitment Amount during the preceding quarter (or shorter period commencing on the date hereof or ending with the last day of the Commitment Period), based on a year having three hundred sixty (360) days and calculated for the actual number of days elapsed. The facility fee shall be payable in arrears on September 30, 1998, and on the last day of each calendar quarter thereafter.

        (b) Borrower shall pay to Agent, for its sole benefit, on the Closing Date and on each anniversary of the Closing Date, all fees set forth in the Agent Fee Letter.

        (c) Borrower may at any time or from time to time permanently reduce in whole or ratably in part the Commitment of the Banks hereunder to an amount not less than the aggregate principal amount of the Loans then outstanding by giving Agent not fewer than five (5) Business Days' notice, provided that any such partial reduction shall be in an aggregate amount for all of the Banks of Five Million Dollars ($5,000,000), increased by increments of One Million Dollars ($1,000,000). Agent shall promptly notify each Bank of the date of each such reduction and such Bank's proportionate share thereof. After each such reduction, the facility fees payable hereunder shall be calculated upon the Total Commitment Amount as so reduced. If Borrower reduces in whole the Commitment of the Banks, on the effective date of such reduction (Borrower having prepaid in full the unpaid principal balance, if any, of the Notes outstanding, together with all interest and facility and other fees accrued and unpaid) all of the Notes outstanding shall be delivered to Agent marked "Canceled," and Agent shall redeliver such Notes to Borrower. Any partial reduction in the Commitment of the Banks shall be effective during the remainder of the Commitment Period.

        SECTION 2.6. COMPUTATION OF INTEREST AND FEES; DEFAULT RATE. Interest on Loans and facility and other fees and charges hereunder shall be computed on the basis of a year having three hundred sixty (360) days and calculated for the actual number of days elapsed. Anything herein to the contrary notwithstanding, if an Event of Default has occurred and is continuing, the outstanding principal amount of each Loan shall bear interest at the Default Rate. In no event shall the rate of interest hereunder exceed the rate allowable by law.

        SECTION 2.7. MANDATORY PREPAYMENT. If the aggregate principal amount of all Loans outstanding at any time exceeds the Total Commitment Amount, Borrower shall as promptly as practicable, but in no event later than the next Business Day, prepay an aggregate principal amount of the Loans sufficient to bring the aggregate outstanding principal amount of all Loans within the Commitment of the Banks. Any prepayment of a Eurodollar Loan or a Competitive Bid Eurodollar Loan pursuant to this Section 2.7 shall be subject to the indemnity set forth in Section 3.4.

        SECTION  2.8.    EXTENSION OF  COMMITMENT.   Upon  the
        written request of Borrower received by Agent at least sixty (60) days prior to any anniversary of the Closing Date (prior to the last day of the Commitment Period), together with the delivery of Borrower's audited financial statements for the fiscal year most recently ended, the Banks shall have the option of extending the Commitment for an additional year. Each such extension shall require the unanimous written consent of all of the Banks and shall be upon such terms and conditions as may be agreed to by Agent, Borrower and the Banks.


        ARTICLE  III.  ADDITIONAL  PROVISIONS  RELATING  TO
                       EURODOLLAR LOANS;INCREASED CAPITAL; TAXES

        SECTION 3.1.   RESERVES OR DEPOSIT REQUIREMENTS,  ETC.
        If at any time any law, treaty or regulation (including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or the interpretation thereof by any governmental authority charged with the administration thereof or any central bank or other fiscal, monetary or other authority shall impose (whether or not having the force of law), modify or deem applicable any reserve and/or special deposit requirement (other than reserves included in the Eurocurrency Reserve Percentage, the effect of which is reflected in the interest rate(s) of the Eurodollar Loan(s) in question) against assets held by, or deposits in or for the amount of any Loans by, any Bank, and the result of the foregoing is to increase the cost
        (whether by incurring a cost or adding to a cost) to such Bank of making or maintaining hereunder Eurodollar Loans or to reduce the amount of principal or interest received by such Bank with respect to such Eurodollar Loans, then, within ten (10) days after Borrower's receipt of a certificate as to such increased cost, Borrower shall pay to such Bank from time to time on Interest Adjustment Dates with respect to such Eurodollar Loans, as additional consideration hereunder, additional amounts sufficient to fully compensate such Bank for such increased cost. The certificate as to the increased cost as a result of any event mentioned in this Section 3.1, shall set forth the calculations thereof in reasonable detail, shall be promptly submitted by such Bank to Borrower and shall, if submitted in good faith, in the absence of manifest error, be conclusive and binding as to the amount thereof. Notwithstanding any other provision of this Agreement, after any such demand for compensation by any Bank, Borrower, upon at least ten (10) Business Days' prior written notice to such Bank through Agent, may prepay the affected Eurodollar Loans in full or convert all Eurodollar Loans to Prime Rate Loans regardless of the Interest Period or Competitive Bid Interest Period of any thereof. Each Bank shall notify
        Borrower as promptly as practicable (with a copy thereof delivered to Agent) of the existence of any event that will likely require the payment by Borrower of any such additional amount under this Section 3.1.

        SECTION 3.2. EURODOLLAR DEPOSITS UNAVAILABLE OR INTEREST RATE UNASCERTAINABLE. In respect of any Eurodollar Loans, if Agent shall have determined that Dollar deposits of the relevant amount for the relevant Interest Period or Competitive Bid Interest Period, as applicable, for such Eurodollar Loans are not available to the Banks in the applicable Eurodollar market or that, by reason of circumstances affecting such market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate applicable to such Interest Period or Competitive Bid Interest Period, as the case may be, Agent shall promptly give notice of such determination to Borrower and (a) any notice of new Eurodollar Loans (or conversion of existing Loans to Eurodollar Loans) previously given by Borrower and not yet borrowed (or converted, as the case may be) shall be deemed a notice to make Prime Rate Loans until the circumstances giving rise to such notice no longer exist, and (b) Borrower shall be obligated either to prepay, or to convert to Prime Rate Loans, any outstanding Eurodollar Loans on the last day of the then current Interest Period or Competitive Bid Interest Period, as applicable, with respect thereto.

        SECTION  3.3.    CHANGES IN LAW  RENDERING  EURODOLLAR
        LOANS  UNLAWFUL.   If  at any time any new  law,  treaty  or
        regulation, or any change in any existing law, treaty or regulation, or any interpretation thereof by any governmental or other regulatory authority charged with the administration thereof, shall make it unlawful for any Bank to fund any Eurodollar Loans which it is committed to make hereunder with moneys obtained in the Eurodollar market, the commitment of such Bank to fund Eurodollar Loans shall, upon the happening of such event forthwith be suspended for the duration of such illegality, and such Bank shall by written notice to Borrower and Agent declare that its commitment with respect to such Loans has been so suspended and, if and when such illegality ceases to exist, such suspension shall cease and such Bank shall similarly notify Borrower and Agent. If any such change shall make it unlawful for any Bank to continue in effect the funding in the applicable

        Eurodollar market of any Eurodollar Loan previously made by it hereunder, such Bank shall, upon the happening of such event, notify Borrower, Agent and the other Banks thereof in writing stating the reasons therefor, and Borrower shall, on the earlier of (a) the last day of the then current Interest Period or Competitive Bid Interest Period, as applicable or
        (b) if required by such law, regulation or interpretation, on such date as shall be specified in such notice, either convert all Eurodollar Loans to Prime Rate Loans or prepay all Eurodollar Loans to the Banks in full.

        SECTION  3.4.    INDEMNITY.  Borrower shall  indemnify
        each Bank against any loss or reasonable expense that such Bank may sustain or incur as a consequence of (a) any failure of Borrower to borrow hereunder after a notice of borrowing pursuant to Article II has been given or after bids have been accepted or (b) any payment, prepayment or conversion of any Eurodollar Loan or Competitive Bid Loan on a day other than the last day of the Interest Period or
        Competitive Bid Interest Period applicable thereto. Such loss or reasonable expense shall be an amount equal to the excess, if any, as reasonably determined by each Bank of
        (i) its cost of obtaining the funds for the Loan being prepaid, converted or not borrowed (based on the Eurodollar Rate or, in the case of a Competitive Bid Loan, the Competitive Bid Absolute Rate applicable thereto) for the period from the date of such prepayment to the last day of the Interest Period or Competitive Bid Interest Period, as appropriate, for such Loan (or in the case of a failure to borrow, the Interest Period or Competitive Bid Interest Period, as appropriate, for the Loan that would have commenced  on  the  date  of such failure  to  borrow)  over
        (ii) the amount of interest (as reasonably determined by such Bank) that would be received by such Bank (net of any applicable margin) in reemploying the funds so prepaid, converted or not borrowed for such Interest Period or Competitive Bid Interest Period, as the case may be. A certificate of each Bank setting forth any amount or amounts that such Bank is entitled to receive pursuant to this
        Section 3.4 and the calculation of such amount or amounts in reasonable detail shall be conclusive, if made in good faith, absent manifest error.

        SECTION 3.5. CAPITAL ADEQUACY. To the extent not otherwise covered by this Article III, if any Bank shall have determined, after the date hereof, that the adoption of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its lending office) with any request or directive regarding capital adequacy (whether or not having, the force of law) of any such authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its lending office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's capital (or the capital of its holding company) as a consequence of its obligations hereunder to a level below that which such Bank (or its holding company) could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies or the policies of its holding company with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within ten (10) Business Days after demand by such Bank (with a copy to Agent), Borrower shall pay to such Bank such additional amount or amounts as shall compensate such Bank (or its holding company) for such reduction. Each Bank shall designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation setting forth any amount or amounts that such Bank is entitled to receive pursuant to this Section 3.5 and the calculation of such amount or amounts in reasonable detail shall be conclusive, if made in good faith, absent manifest error. Failure on the part of any Bank to demand compensation for any reduction in return on capital with respect to any period shall not constitute a waiver of such Bank's rights to demand compensation for any reduction in return on capital in such period or in any other period.

        SECTION 3.6. TAXES. If, by reason of any law, regulation or requirement or in the interpretation thereof by an official authority, or the imposition of any requirement of any central bank whether or not having the force of law, any Bank shall, with respect to this Agreement or any transaction under this Agreement, be subjected to any tax, levy, imposition, charge, fee, duty, deduction or withholding of any kind whatsoever (other than (i) taxes imposed on Agent's or any Bank's net income and franchise taxes imposed on Agent or any Bank by the United States or any jurisdiction in which Agent or such Bank has its principal office or under the laws of which Agent or such Bank is organized or any political subdivision or taxing authority and (ii) United States withholding taxes payable with respect to payments hereunder or under the Loan Documents under laws (including any statute, treaty, ruling, determination or regulation) in effect on the date hereof) and if any such measures or any other similar measure shall result in an increase in the cost to such Bank of making or maintaining any Eurodollar Loan or to reduce the amount of principal or interest received by such Bank with respect to such Eurodollar Loans, then such Bank shall promptly notify Borrower stating the reasons therefor. Borrower shall thereafter pay to such Bank, within thirty (30) days after the date such Bank makes written demand therefor, as additional consideration hereunder, such additional amounts as shall fully compensate such Bank for such increased cost or reduction in the amount of principal or interest. A certificate as to any such increased cost, setting forth the calculations thereof, in reasonable detail, shall be submitted by such Bank to Borrower and shall, if submitted in good faith, in the absence of manifest error, be conclusive and binding as to the amount thereof.

        If any Bank receives such additional consideration from Borrower pursuant to this Section 3.6, such Bank shall use reasonable efforts to obtain the benefits of any refund, deduction or credit for any taxes or other amounts on account of which such additional consideration has been paid and shall reimburse Borrower to the extent, but only to the extent, that such Bank shall receive a refund of such taxes or other amounts, together with any interest thereon, or an effective net reduction in taxes or other governmental charges (including any taxes imposed on or measured by the total net income of such Bank) of the United States or any state or subdivision thereof by virtue of any such deduction or credit, after first giving effect to all other deductions and credits otherwise available to such Bank. If, at the time any audit of such Bank's income tax return is completed, such Bank determines, based on such audit, that it was not entitled to the full amount of any refund reimbursed to Borrower as aforesaid or that its net income taxes are not reduced by a credit or deduction for the full amount of taxes reimbursed to Borrower as aforesaid, Borrower, upon demand of such Bank, shall promptly pay to such Bank the amount so refunded to which such Bank was not so entitled, or the amount by which the net income taxes of such Bank were not so reduced, as the case may be.

        Each  Bank  that  is organized under  the  laws  of  a
        jurisdiction outside of the United States shall provide Agent and Borrower with the forms prescribed by the Internal Revenue Service of the United States certifying as to its status for purposes of determining the applicability of any exemption from United States withholding taxes with respect to all payments to be made hereunder to such Bank or any other documents satisfactory to Borrower and Agent indicating that all payments to be made hereunder to such Bank are subject to such tax at a rate reduced by an applicable tax treaty. Such forms shall be provided to Agent and Borrower on the Closing Date, if such Bank is a party hereto on such date, and from time to time thereafter (but only so long as such Bank remains legally able to do
        so) if requested by Borrower or Agent or required by the Internal Revenue Service of the United States. If Borrower and Agent have not received such forms or such documents validly indicating that payments hereunder are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, Borrower or Agent may, each in its sole discretion but without duplication with each other, withhold taxes from such payments at the applicable statutory rate in the case of payments to or for any Bank organized under the laws of a jurisdiction outside the United States.

              Any  Bank  that  sells any participation  pursuant  to
        Section 10.10 shall give Borrower and Agent immediate notice of such participation, setting forth the names of each of the participants, the amounts of such participations and indicating the country of residence of each of the participants. Notwithstanding any other provision contained herein to the contrary, Borrower and Agent shall be entitled, each in its sole discretion but without duplication with each other, to deduct and withhold United States withholding taxes with respect to all payments to be made hereunder to or for such Bank as may be required by United States law due to such participations and neither Borrower nor Agent shall be required to indemnify such Bank with respect to such deductions or withholdings and such Bank shall indemnify and hold harmless Borrower and Agent from and against any tax, interest, penalty or other expense that Borrower and Agent may incur as a consequence of any failure to withhold United States taxes applicable because of any participation arrangement that is not fully disclosed to them as required hereunder.


        ARTICLE IV.  CONDITIONS PRECEDENT

               SECTION  4.1.    CONDITIONS  TO  INITIAL  LOAN.   The
        obligation of the Banks to make the initial Loan is subject to each of the following conditions:

             (a) Agent shall have received, for the account of each Bank, a Revolving Credit Note and a Competitive Bid Rate Note executed by Borrower.

             (b) Agent shall have received, with a counterpart for each Bank, an officer's certificate certifying the names of the officers of Borrower authorized to sign the Loan

        Documents, together with the true signatures of such officers and certified copies of (i) the resolutions of the board of directors of Borrower evidencing approval of the execution and delivery of the Loan Documents to which Borrower is a party, and (ii) the Articles of Incorporation of Borrower.

             (c) Agent shall have received, with a counterpart for each Bank, an opinion of counsel for Borrower in form and substance satisfactory to Agent.

             (d) Borrower shall have executed and delivered to Agent the Agent Fee Letter.

             (e) Borrower shall have paid the reasonable legal fees and expenses of Agent in connection with the preparation and negotiation of the Loan Documents.

             (f) Borrower shall have terminated the Credit Agreement, dated as of December 31, 1991, as amended, among Borrower, KeyBank National Association (successor by merger to AmeriTrust National Association), as Agent and the banking institutions listed on Annex A attached thereto, and the commitments established thereunder, which termination shall be deemed to have occurred upon the payment in full of the "Debt", as defined therein.

             SECTION 4.2. CONDITIONS TO EACH LOAN. The obligation of the Banks to make each Loan (including the initial Loan) is subject to each of the following conditions:

              (a) No Unmatured Event of Default or Event of Default shall then exist or would result from the making or conversion of the Loan.

               (b) Each of the representations and warranties contained in Article VI shall be true and correct in all material respects with the same force and effect as if made on and as of the date or conversion of such Loan, except to the extent that any thereof expressly relate to an earlier date.

              Each request by Borrower for the making or conversion of a Loan shall be deemed to be a representation and warranty by Borrower as of the date of such request as to the matters specified in clauses (a) and (b) above.


                            ARTICLE V. COVENANTS

             Borrower agrees that, so long as the Commitment remains in effect and thereafter until the principal of and interest on all Notes and all other payments and fees due hereunder shall have been paid in full, Borrower shall perform and observe, and shall cause each other Company to perform and observe, each of the following provisions:

              SECTION 5.1. INSURANCE. Borrower and each Company shall maintain insurance to such extent and against such hazards and liabilities as is commonly maintained by companies similarly situated.

              SECTION 5.2. MONEY OBLIGATIONS. Borrower and each Company shall pay in full (a) prior in each case to the date when penalties would attach, all taxes, assessments and governmental charges and levies (except only those so long as and to the extent that the same shall be contested in good faith by appropriate proceedings) for which it may be or become liable or to which any or all of its properties may be or become subject; (b) all of its wage obligations to its employees in compliance with the Fair Labor Standards Act (29 U.S.C. 206-207) or any comparable provisions; and
        (c) all of its other obligations calling for the payment of money (except only those so long as and to the extent that the same shall be contested in good faith before such payment becomes overdue).

              SECTION 5.3. FINANCIAL STATEMENTS. Borrower shall furnish to each Bank:

              (a) within forty-five (45) days after the end of each of the first three (3) quarter-annual periods of each fiscal year of Borrower, balance sheets of Borrower as of the end of such period and statements of income (loss), stockholders' equity and cash flow for the quarter and fiscal year to date periods, all prepared on a Consolidated and consolidating basis, in accordance with GAAP, and in form and detail satisfactory to the Banks and certified by a Financial Officer of Borrower;

              (b)   within  ninety (90) days after the end  of  each
        fiscal year of Borrower, an annual audit report of Borrower for that year prepared on a Consolidated basis in accordance with GAAP and in form and detail satisfactory to the Banks and certified by an independent public accountant satisfactory to Agent, which report shall include balance sheets and statements of income (loss), stockholders' equity and cash flow for that period, together with a certificate by the accountant setting forth the Unmatured Events of Default and Events of Default coming to its attention during the course of its audit;

              (c) concurrently with the delivery of the financial statements in clauses (a) and (b) above, a Compliance Certificate in the form of Exhibit E;

              (d) within ten (10) days of Agent's written request, copies of all notices, reports, definitive proxy or other statements and other documents sent by Borrower to its shareholders, to the holders of any of its debentures or bonds or the trustee of any indenture securing the same or pursuant to which they are issued, or sent by Borrower (in final form) to any securities exchange or over-the-counter authority or system, or to the SEC or any similar federal agency having regulatory jurisdiction over the issuance of Borrower's securities; and

              (e) within ten (10) days of Agent's written request, such other information about the financial condition, properties and operations of any Company as Agent may from time to time reasonably request.

              SECTION 5.4. FINANCIAL RECORDS. Each Company shall at all times maintain true and complete records and books of account in accordance with GAAP, and at all reasonable times (during normal business hours, and upon prior written notice to the Company in question) permit the Banks to examine that Company's books and records and to make excerpts therefrom and transcripts thereof.

              SECTION 5.5. ERISA COMPLIANCE. No Company shall incur any material accumulated funding deficiency within the meaning of ERISA in connection with any Pension Plan subject to Part 3 of Title I of ERISA, or any material liability to the PBGC in connection with any Pension Plan subject to Title IV of ERISA (other than for premium payments arising in the ordinary course). Borrower shall furnish to the Banks (a) as soon as possible and in any event within thirty (30) days after any Company knows or has reason to know that any Reportable Event with respect to any Pension Plan subject to Title IV of ERISA has occurred that alone or together with any other Reportable Event could reasonably be expected to result in liability of Borrower to the PBGC in an aggregate amount exceeding five percent (5%) of Consolidated Net Worth, a statement of a Financial Officer of such Company, setting forth details as to such Reportable Event and the action that such Company proposes to take with respect thereto, together with a copy of the notice of such Reportable Event given to the PBGC if a copy of such notice is available to such Company, and (b) promptly after receipt thereof a copy of any notice such Company, or any member of the Controlled Group may receive from the PBGC relating to the intention of the PBGC to terminate any ERISA Plan or ERISA Plans or to appoint a trustee to administer any such ERISA Plan. Borrower shall furnish to the Banks as soon as possible and in any event within thirty (30) days after receipt thereof by Borrower or any member of the Controlled Group from the sponsor of a Multiemployer Plan, a copy of each notice received by Borrower or any member of the Controlled Group concerning (i) the imposition of Withdrawal Liability by a Multiemployer Plan in an amount exceeding five percent (5%) of the Consolidated Net Worth, or (ii) a determination that a Multiemployer Plan is, or is expected to be, terminated or in reorganization, both within the meaning of Title IV of ERISA, and which, in each case, is expected to result in an increase in annual contributions of Borrower or a member of the Controlled Group to such Multiemployer Plan in an amount exceeding five percent (5%) of the Consolidated Net Worth.

             SECTION 5.6. LEVERAGE RATIO. The Companies shall not suffer or permit, at any time, the ratio of (a) Consolidated
        Funded   Indebtedness,  to  (b)  (i)   Consolidated   Funded
        Indebtedness  plus (ii) Consolidated Net  Worth,  to  exceed
        0.45 to 1.00, based upon the financial statements of the Companies for the most recently completed fiscal quarter.

             SECTION 5.7. LIENS. No Company shall create, assume or suffer to exist any Lien upon any of its property or assets whether now owned or hereafter acquired except:

              (a) Liens for taxes not yet due or which are being actively contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP;

              (b) other statutory Liens incidental to the conduct of its business or the ownership of its property and assets which (i) were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and

        (ii) which do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business;

              (c) Liens on property or assets of a Subsidiary to secure obligations of such Subsidiary to Borrower or another Subsidiary;

              (d) any purchase money Lien on fixed assets of a Company so long as such Lien attaches only to the property being acquired;

              (e) Liens on property or assets of the Companies in existence on the Closing Date as described on Schedule 5.7 hereto;

              (f)   carrier's, warehousemen's, mechanics',
        materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than thirty (30) days or which are being contested in good faith and by appropriate proceedings;

              (g) pledges or deposits under workers' compensation, unemployment insurance and other social security legislation;

              (h) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

              (i) zoning restrictions, easements, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially detract from the value of the real property subject thereto or interfere with the ordinary conduct of the business of Borrower or any of its Subsidiaries;

              (j) Liens arising in connection with advances or progress payments under government contracts;

              (k) any Lien existing on any property or asset prior to the acquisition thereof by Borrower or any Subsidiary; provided, however, that (i) such Lien is not created in contemplation of or in connection with such acquisition and
        (ii) such Lien does not apply to any other property or assets of Borrower or any Subsidiary;

               (l) Liens securing obligations with respect to industrial revenue bonds or similar financing facilities;

               (m)  Liens securing indebtedness (other than
        indebtedness described in clauses (a) through (l) above), including Liens arising from judgments, decrees or attachment in circumstances not constituting an Event of Default under Section 7.8; provided that all such Liens for all Companies under this clause (m) shall not at any time secure amounts in excess of the aggregate principal amount of Seventy-Five Million Dollars ($75,000,000);

               (n) Liens on accounts receivable (and any other property incidental thereto) incurred pursuant to a receivables securitization or other receivables financing program; and

               (o) Liens renewing, extending or refunding any Lien permitted by clauses (e) and (m) above, provided that the principal amount secured thereby is not increased, and the Lien is not extended to the other property or Person.

        No Company shall enter into any contract or agreement that would prohibit Agent or the Banks from acquiring a security interest, mortgage or other Lien on, or a collateral assignment of, any of the property or assets of Borrower and/or any of its Subsidiaries.

              SECTION 5.8. REGULATIONS U and X. No Company shall take any action that would result in any noncompliance of the Loans with Regulations U and X of the Board of Governors of the Federal Reserve System.

              SECTION 5.9.   MERGER AND SALE OF ASSETS.   Borrower
        shall  not  merge  or consolidate with any other  Person  or sell, lease or transfer or otherwise dispose of all or a substantial part of its assets to any Person, except that if no Unmatured Event of Default or Event of Default shall exist or result therefrom, (i) Borrower may merge with or consolidate into. or acquire assets of any other Person, provided that Borrower is the surviving corporation,
        (ii) Borrower may transfer the stock of any Subsidiary of Borrower to any Company, (iii) Borrower may transfer all or a substantial part of its assets to any Subsidiary of Borrower so long as such Subsidiary has executed and delivered to Agent for the benefit of the Banks a Guaranty of Payment of the Debt, in form and substance satisfactory to Agent, and (iv) Borrower may transfer all or any portion of its accounts receivable (and any property incidental thereto) pursuant to a receivables securitization or other receivables financing program.

              SECTION 5.10.  NOTICE.   Borrower  shall  cause   a
        Financial Officer to promptly notify Agent and the Banks whenever any Unmatured Event of Default or Event of Default may occur hereunder or any other representation or warranty made in Article VI hereof or elsewhere in this Agreement may for any reason cease to be true and complete in any material respect.

              SECTION 5.11. ENVIRONMENTAL COMPLIANCE. Each Company shall comply in all respects with any and all Environmental Laws including, without limitation, all Environmental Laws in jurisdictions in which any Company owns or operates a facility or site, arranges for disposal or treatment of hazardous substances, solid waste or other wastes, except to the extent that failure to do so could not be reasonably expected to have a Material Adverse Effect. Borrower shall furnish to the Banks promptly after receipt thereof a copy of any written notice any Company receives from any governmental authority, private person or entity or otherwise that any material litigation or proceeding that could reasonably be expected to have a Material Adverse Effect pertaining to any environmental, health or safety matter has been filed or it threatened against such Company, any real property in which such Company holds any interest or any past or present operation of such Company. As used in this Section 5.11, "litigation or proceeding" means any demand, claim, notice, suit, suit in equity action, administrative action, investigation or inquiry whether brought by any governmental authority, private person or entity or otherwise. Borrower shall defend, indemnify and hold Agent and the Banks harmless against all costs, expenses, claims, damages, penalties and liabilities of every kind or nature whatsoever (including attorneys fees) arising out of or resulting from the noncompliance of any Company with any Environmental Law except to the extent that such costs, expenses, claims, damages, penalties and liabilities result from the gross negligence or willful misconduct of Agent or the Banks.

              SECTION 5.12.  FIXED CHARGE COVERAGE.  Borrower  shall
        not suffer or permit the sum of (a) Consolidated Net Pre-Tax Earnings, (b) Consolidated Depreciation, Obsolescence and Amortization Charges, (c) all interest expense of Borrower
        and   its  Consolidated  Subsidiaries  attributable  to  the
        immediately preceding twelve (12) month period, and (d) the current portion of all Fixed Lease Charges to be less than an amount equal to 2.0 times the sum, for Borrower and its Consolidated Subsidiaries of (i) the current portion of long-term obligations, (ii) the current portion of all Fixed Lease Charges and (iii) interest expense attributable to the immediately preceding twelve (12) month period; provided, however, that this Section 5.12 shall have no application unless and until such time as Borrower shall have purchased common stock of Borrower for Defensive Purposes. A purchase shall be for "Defensive Purposes" if (A) it occurs within six (6) months after the occurrence of a Trigger Event, (B) it is determined by the Board of Directors of Borrower to be in response to a Trigger Event, and (C) such purchase, together with all other such purchases within the six (6) month period specified in clause (A), aggregates in value of common stock purchased (shares being valued at the date of purchase) no less than Five Million Dollars ($5,000,000). In connection with. any purchase or purchases made within the six (6) month period specified in clause (A) of the preceding sentence having an aggregate value of Five Million Dollars ($5,000,000) or more, the Board of Directors shall determine whether or not such purchase or purchases are in response to a Trigger Event, and Borrower shall, promptly after completing any such purchase or purchases, certify to
        the   Banks   the   results  of  the  Board  of   Directors'
        determination and shall provide with such certificate a summary of the reasons for such determination of the Board of Directors. For purposes of this Section 5.12, "Trigger Event" shall mean either (1) the filing, with respect to
        Borrower, of (x) a Schedule 13D, including an intent to acquire control of Borrower, (y) a Schedule 14D-1 relating to a tender offer for twenty percent (20%) or more of the stock of Borrower, or (z) a Schedule 14B (or any comparable or successor schedule or form to those specified in clauses
        (x)   through  (z)),  by  any  Person  other  than  (a)   an
        "affiliate" or "associate" (as such terms are defined by the rules and regulations of the SEC) of Borrower, (b) a member of the Timken family or (c) any entity the majority of the beneficial owners of which are members of the Timken family (each, an "Excluded Person") and other than in connection with any agreement approved by Borrower's Board of Directors (an "Excluded Agreement"), or (2) the effectiveness of a registration statement (other than a registration statement filed in connection with any Excluded Agreement) filed by any Person other than an Excluded Person in connection with any exchange offer relating to Borrower's stock.

                 ARTICLE VI.  REPRESENTATIONS AND WARRANTIES

             Borrower represents and warrants as follows:

              SECTION 6.1. CORPORATE EXISTENCE; SUBSIDIARIES; FOREIGN QUALIFICATION. Each Company is a corporation duly organized, validly existing, and in good standing under the laws of its state of incorporation and is duly qualified and authorized to do business and is in good standing as a foreign corporation in each jurisdiction where the character of its property or its business activities makes such qualification necessary, except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect.

              SECTION 6.2. CORPORATE AUTHORITY. Borrower has the right and power and is duly authorized and empowered to enter into, execute and deliver the Loan Documents to which it is a party and to perform and observe the provisions of the Loan Documents. The Loan Documents to which Borrower is a party have been duly authorized by all requisite corporate action and are the valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms. The execution, delivery and performance of the Loan Documents will not conflict with nor result in any breach in any of the provisions of, or constitute a default under, or result in the creation of any Lien (other than Liens permitted under Section 5.7 of this Agreement) upon any assets or property of Borrower under the provisions of Borrower's Articles of Incorporation or Regulations or any agreement by which Borrower is bound.

              SECTION 6.3.   COMPLIANCE WITH LAWS.  No Company:

                  (a) is in violation of any federal, state, local, or foreign applicable statutes, rules, regulations, and orders including, without limitation, those relating to environmental protection, occupational safety and health, and equal employment practices, where such violation could reasonably be expected to have a Material Adverse Effect; and

                  (b) is in violation of or in default under any material agreement to which it is a party or by which its assets are subject or bound, where such violation or default could reasonably be expected to have a Material Adverse Effect.

              SECTION 6.4.   LITIGATION   AND   ADMINISTRATIVE
        PROCEEDINGS. As of the Closing Date, there are no lawsuits, actions, investigations, or other proceedings pending or, to the knowledge of Borrower, threatened against Borrower or any of its Subsidiaries, or in respect of which Borrower or any of its Subsidiaries may have any liability, (a) that involve any Loan Document or the Loans or (b) as to which there is a reasonable possibility of an adverse determination and that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

              SECTION 6.5. TITLE TO ASSETS. Each Company has good title to, or valid leasehold interests in, all its material property, which property is free and clear of all Liens except those permitted under Section 5.7 and except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes.

              SECTION 6.6.  TAX RETURNS.  All federal,  state  and
        local tax returns and other reports required by law to be filed in respect of the income, business, properties and employees of Borrower have been filed and all taxes, assessments, fees and other governmental charges which are due and payable have been paid, except as otherwise permitted herein or where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

              SECTION 6.7. ENVIRONMENTAL LAWS. To the best of Borrower's knowledge, after due inquiry, each Company is in compliance with any and all Environmental Laws (including, without limitation, all Environmental Laws in all jurisdictions in which any Company owns or operates, or has owned or operated, a facility or site, arranges or has arranged for disposal or treatment of hazardous substances, solid waste or other wastes where such violation could reasonably be expected to have a Material Adverse Effect. To the best of Borrower's knowledge, no litigation or proceeding arising, under, relating to or in connection with any Environmental Law is pending or threatened against any Company, any real property in which any Company holds or has held an interest or any past or present operation of any Company that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. As used in this Section 6.7, "litigation or proceeding" means any demand, claim, notice, suit, suit in equity, action, administrative action, investigation or inquiry whether brought by any governmental authority or private Person.

              SECTION 6.8. EMPLOYEE BENEFITS PLANS. Borrower and each Controlled Group member is in compliance in all material respects with the applicable provisions of ERISA. No Reportable Event has occurred as to which Borrower or any Controlled Group member was required to file a report with the PBGC that could reasonably be expected to result in termination by the PBGC of any ERISA Plan subject to Title IV of ERISA, and the present value of the accumulated benefit obligations under each ERISA Plan (as determined in accordance with Statement of Accounting Standards No. 87, "Employers Accounting for Pensions") did not, as of the last annual valuation date applicable thereto for which a valuation is available, exceed by a material amount the fair market value of the assets of such ERISA Plan. Neither Borrower nor any Controlled Group member has incurred any Withdrawal Liability that materially and adversely affects the financial position of the Companies taken as a whole. Neither Borrower nor any Controlled Group member has received any notification that any Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and, to Borrower's knowledge, no
        Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, where such reorganization or termination could reasonably be expected to result in an increase in the contributions required to be made to such Multiemployer Plan in an amount, the payment of which could reasonably be expected to have a Material Adverse Effect.

              SECTION 6.9.  CONSENTS OR APPROVALS.   No  consent,
        approval or authorization of, or filing, registration or qualification with, any governmental authority or any other Person (other than those already obtained or completed), is required to be obtained or completed by Borrower in connection with the execution, delivery or performance by Borrower of any of the Loan Documents.

              SECTION 6.10. FINANCIAL  STATEMENTS.   The  audited
        Consolidated financial statements of the Companies for the fiscal year ended December 31, 1997, and the interim financial statements for the period ended March 31, 1998, furnished to Agent and the Banks, are true and complete, have been prepared in accordance with GAAP (subject, in the case of such interim financial statements, to year-end adjustments), and fairly present the Companies' financial condition as of the date of such financial statements and the results of their operations for the period then ended.

              SECTION 6.11. REGULATIONS U and X. Borrower is not engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying any "margin stock" (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the United States of America). Neither the borrowing of any Loans (or any conversion thereof) nor the use of the proceeds of the Loans will violate, or be inconsistent with, the provisions of Regulation U or X of said Board of Governors.

              SECTION 6.12. ACCURATE AND COMPLETE STATEMENTS. Neither the Loan Documents nor any written statement made by any Company in connection with any of the Loan Documents contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein or in the Loan Documents not misleading.

              SECTION 6.13. DEFAULTS. No Unmatured Event of Default or Event of Default exists hereunder, nor will any begin to exist immediately after the execution and delivery hereof.


                       ARTICLE VII.  EVENTS OF DEFAULT

              Each of the following shall constitute an Event of Default hereunder:

              SECTION 7.1. PAYMENTS. If (a) the interest on any Note, any facility or other fee or any other amount (other than principal) payable hereunder shall not be paid in full when due and payable, or within five (5) Business Days thereafter, or (b) the principal of any Note shall not be paid in full when due and payable.

              SECTION 7.2. CERTAIN COVENANTS. If any Company shall fail or omit to perform and observe Section 5.6, 5.7, 5.9 or 5.12.

              SECTION 7.3. OTHER COVENANTS. If any Company shall fail or omit to perform any agreement or other provision (other than those referred to in Section 7.1 or 7.2 hereof) contained in this Agreement or any Loan Document that such Company is required to perform, and such failure or omission shall not have been fully corrected within thirty (30) days after the giving of written notice thereof to Borrower by Agent or any Bank that the specified Unmatured Event of Default is to be remedied.

              SECTION 7.4. REPRESENTATIONS AND WARRANTIES. If any representation, warranty or statement made in or pursuant to this Agreement or any Loan Document or any other material information furnished by any Company to the Banks or any thereof or any other holder of any Note in connection with the Loan Documents shall be false or erroneous in any material respect when made.

              SECTION 7.5. CROSS DEFAULT. If Borrower or any of its Consolidated Subsidiaries shall default in the payment of principal or interest due and owing upon any other obligation for borrowed money in excess of the aggregate, for all such obligations, of Seventy-Five Million Dollars ($75,000,000) beyond any period of grace provided with respect thereto or in the performance or observance of any other agreement, term or condition contained in any agreement under which such obligation is created, if the effect of such default is to allow the acceleration of the maturity of such indebtedness or to permit the holder thereof to cause such indebtedness to become due prior to its stated maturity.

              SECTION 7.6. ERISA DEFAULT. The occurrence of one or more events or conditions specified in Section 5.5 that (a) the Majority Banks determine could reasonably be expected to have a Material Adverse Effect, or (b) results in a Lien on any of the assets of any Company that the Majority Banks determine could reasonably be expected to have a Material Adverse Effect.

              SECTION 7.7. CHANGE IN CONTROL. If any Person or group shall acquire beneficial ownership (within the meaning of Rule 13d-3 of the SEC under the Securities Exchange Act of 1934, as then in effect) of forty percent (40%) or more of the outstanding shares of the voting stock of Borrower.

              SECTION 7.8. MONEY JUDGMENT. If a final judgment or order for the payment of money shall be rendered against any Company by a court of competent jurisdiction, which remains unpaid or unstayed and undischarged for a period (during which execution shall not be effectively stayed) of thirty
        (30) days after the date on which the right to appeal has expired, provided that the aggregate of all such judgments shall exceed Seventy-Five Million Dollars ($75,000,000) in the aggregate.

              SECTION 7.9.  INSOLVENCY.  If any  Company  or  any
        Obligor shall (a) discontinue business (except for a Company other than Borrower which discontinues business as a result of the business strategy of Borrower), (b) generally not pay its debts as such debts become due, (c) make a general assignment for the benefit of creditors, (d) apply for or consent to the appointment of a receiver, a custodial, a trustee, an interim trustee or liquidator of all or substantially all of its assets, (e) be adjudicated a debtor or have entered against it an order for relief under Title 11 of the United States Code, as the same may be amended from time to time, (f) file a voluntary petition in bankruptcy or file a petition or an answer seeking reorganization or an arrangement with creditors or seeking to take advantage of any other law (whether federal or state) relating to relief of debtors, or admit (by answer, by default or otherwise) the material allegations of a petition filed against it in any bankruptcy, reorganization, insolvency or other proceeding (whether federal or state) relating to relief of debtors, or (g) suffer or permit to continue unstayed and in effect for sixty (60) consecutive days any judgment, decree or order entered by a court of competent jurisdiction, which approves a petition seeking its reorganization or appoints a receiver, custodian, trustee, interim trustee or liquidator of all or a substantial part of its assets.

                    ARTICLE VIII.  REMEDIES UPON DEFAULT

              Notwithstanding any contrary provision or inference herein or elsewhere:

              SECTION 8.1. OPTIONAL DEFAULTS.  If  any  Event  of
        Default referred to in Section 7.1 through Section 7.8 hereof occurs, the Majority Banks shall have the right in their discretion, by directing Agent on behalf of the Banks, upon written notice to Borrower, to:

              (a) terminate the Commitment and the credits hereby established, if not theretofore terminated, and, immediately upon such election, the obligations of Banks, and each thereof, to make any further Loan or Loans hereunder immediately shall be terminated, and/or

              (b) accelerate the maturity of all of the Debt (if the Debt is not already due and payable), whereupon all of the Debt shall become and thereafter be immediately due and payable in full without any presentment or demand and without any further or other notice of any kind, all of which are hereby waived by Borrower.

              SECTION 8.2. AUTOMATIC DEFAULTS.  If any  Event  of
        Default referred to in Section 7.9 shall occur:

              (a) the Commitment and the credits hereby established shall automatically and immediately terminate, if not previously terminated, and no Bank thereafter shall be under any obligation to grant any further Loan or Loans hereunder, and

              (b) the principal of and interest on any Notes then outstanding, and all of the Debt shall thereupon become and thereafter be immediately due and payable in full (if it be not already due and payable), all without any presentment, demand or notice of any kind, which are hereby waived by Borrower.

              SECTION 8.3. OFFSETS. If any Event of Default referred to in Section 7.9 exists or if the maturity of the Notes is accelerated pursuant to Section 8.1 or 8.2, each

        Bank shall have the right at any time to set off against, and to appropriate and apply toward the payment of, any and all Debt then owing by Borrower to that Bank (including, without limitation, any participation purchased or to be purchased pursuant to Section 8.4), whether or not the same shall then have matured, any and all deposit balances and all other indebtedness then held or owing by that Bank to or for the credit or account of Borrower, all without notice to or demand upon Borrower or any other person, all such notices and demands being hereby expressly waived by Borrower.

              SECTION 8.4. EQUALIZATION  PROVISION.   Each  Bank
        agrees with the other Banks that if it, at any time, shall obtain any Advantage over the other Banks or any thereof in respect of the Debt (except under Article III and except as to Competitive Bid Loans), it shall purchase from the other Banks, for cash and at par, such additional participation in the Debt as shall be necessary to nullify the Advantage. If any such Advantage resulting in the purchase of an additional participation as aforesaid shall be recovered in whole or in part from the Bank receiving the Advantage, each such purchase shall be rescinded, and the purchase price restored (but without interest unless the Bank receiving the Advantage is required to pay interest on the Advantage to the Person recovering the Advantage from such Bank) ratably to the extent of the recovery. Each Bank further agrees with the other Banks that if it at any time shall receive any payment for or on behalf of Borrower on any indebtedness owing by Borrower to that Bank by reason of offset of any deposit or other indebtedness, it will apply such payment first to any and all Debt owing by Borrower to that Bank (including, without limitation, any participation purchased or to be purchased pursuant to this Section 8.4 or any other Section of this Agreement). Borrower agrees that any Bank so purchasing a participation from the other Banks or any thereof pursuant to this Section may exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Bank was a direct creditor of Borrower in the amount of such participation.


                           ARTICLE IX.  THE AGENT

              The Banks authorize KeyBank National Association and KeyBank National Association hereby agrees to act as agent for the Banks in respect of this Agreement upon the terms and conditions set forth elsewhere in this Agreement, and upon the following terms and conditions:

              SECTION 9.1. APPOINTMENT AND AUTHORIZATION.   Each
        Bank hereby irrevocably appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers hereunder as are delegated to Agent by the terms hereof, together with such powers as are reasonably incidental thereto. Neither Agent nor any of its directors, officers, attorneys or employees shall be liable for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct.

              SECTION 9.2. NOTE HOLDERS. Agent may treat the payee of any Note as the holder thereof until written notice of transfer shall have been filed with it, signed by such payee and in form satisfactory to Agent.

              SECTION 9.3. CONSULTATION WITH COUNSEL. Agent may consult with legal counsel selected by it and shall not be liable for any action taken or suffered in good faith by it in accordance with the opinion of such counsel.

              SECTION 9.4. DOCUMENTS.  Agent shall not be under any
        duty to examine into or pass upon the validity, effectiveness, genuineness or value of any Loan Documents or any other writing furnished pursuant thereto or in connection therewith or the value of any collateral obtained hereunder, and Agent shall be entitled to assume that the same are valid, effective and genuine and what they purport to be.

              SECTION 9.5. AGENT AND AFFILIATES. With respect to the Loans, Agent shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not the agent, and Agent and its affiliates may accept deposits from, lend money to and generally engage in any kind of business with any Company or affiliate thereof.

              SECTION 9.6. KNOWLEDGE OF DEFAULT. It is expressly understood and agreed that Agent shall be entitled to assume that no Unmatured Event of Default or Event of Default has occurred and is continuing, unless Agent has been notified by a Bank or Borrower in writing that such Bank or Borrower, as the case may be, believes that an Unmatured Event of Default or Event of Default has occurred and is continuing and specifying the nature thereof.

              SECTION 9.7. ACTION BY AGENT. So long as Agent shall be entitled, pursuant to Section 9.6, to assume that no Unmatured Event of Default or Event of Default shall have occurred and be continuing, Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights which may be vested in it by, or with respect to taking or refraining from taking any action or actions which it may be able to take under or in respect of, this Agreement. Agent shall incur no liability under or in respect of this Agreement by acting upon any notice, certificate, warranty or other paper or instrument believed by it to be genuine or authentic or to be signed by the proper party or parties, or with respect to anything which it may do or refrain from doing in the reasonable exercise of its judgment, or which may seem to it to be necessary or desirable in the premises.

              SECTION 9.8. NOTICES, DEFAULT, ETC. In the event that Agent shall have acquired actual knowledge of any Unmatured Event of Default or Event of Default, Agent shall promptly notify the Banks and shall take such action and assert such rights under this Agreement as the Majority Banks shall direct and Agent shall inform the other Banks in writing of the action taken. Agent may take such action and assert such rights as it deems to be advisable, in its discretion, for the protection of the interests of the holders of the Notes.

              SECTION 9.9. INDEMNIFICATION OF AGENT.   The  Banks
        agree to indemnify Agent (to the extent not reimbursed by Borrower), ratably according to their respective Commitment Percentages from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in its capacity as agent in any way relating to or arising out of this Agreement or any Loan
        Document or any action taken or omitted by Agent with respect to this Agreement or any Loan Document, provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorney fees) or disbursements resulting from Agent's gross negligence, willful misconduct or from any action taken or omitted by Agent in any capacity other than as agent under this Agreement.

              SECTION 9.10. SUCCESSOR AGENT. Agent may resign as agent hereunder by giving not fewer than thirty (30) days'
        prior written notice to Borrower and the Banks. If Agent shall resign under this Agreement then either (a) the Majority Banks shall appoint from among the Banks a successor agent for the Banks (with the consent of Borrower so long as an Event of Default has not occurred and which consent shall not be unreasonably withheld), or (b) if a successor agent shall not be so appointed and approved within the thirty (30) day period following Agent's notice to the Banks of its resignation, then Agent shall appoint a successor agent who shall serve as agent until such time as the Majority Banks appoint a successor agent. Upon its appointment, such successor agent shall succeed to the rights, powers and duties as agent, and the term "Agent" shall mean such successor effective upon its appointment, and the former agent's rights, powers and duties as agent shall be terminated without any other or further act or deed on the part of such former agent or any of the parties to this Agreement.


                          ARTICLE X.  MISCELLANEOUS

              SECTION 10.1. BANKS' INDEPENDENT INVESTIGATION. Each Bank, by its signature to this Agreement, acknowledges and agrees that Agent has made no representation or warranty, express or implied, with respect to the creditworthiness, financial condition, or any other condition of any Company or with respect to the statements contained in any information memorandum furnished in connection herewith or in any other oral or written communication between Agent and such Bank. Each Bank represents that it has made and shall continue to make its own independent investigation of the creditworthiness, financial condition and affairs of the Companies in connection with the extension of credit hereunder, and agrees that Agent has no duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information with respect thereto (other than such notices as may be expressly required to be given by Agent to the Banks hereunder), whether coming into its possession before the granting of the first Loans hereunder or at any time or times thereafter.

              SECTION 10.2. NO WAIVER; CUMULATIVE  REMEDIES.   No
        omission or course of dealing on the part of Agent, any Bank or the holder of any Note in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and in addition to any other rights, powers or privileges held by operation of law, by contract or otherwise.

              SECTION 10.3. AMENDMENTS, CONSENTS.   No  amendment,
        modification, termination, or waiver of any provision of any Loan Document nor consent to any variance therefrom, shall be effective unless the same shall be in writing and signed by Borrower and the Majority Banks and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Anything herein to the contrary notwithstanding, without the unanimous consent of the Banks, no agreement shall (a) increase the
        Commitment, (b) extend the maturity of any Note or the payment date of interest thereunder, (c) reduce the rate of interest on the Notes, or in any amount of principal or interest due on any Note, or the payment of facility or other fees hereunder or any change in the manner of pro rata application of any payments made by Borrower to the Banks hereunder, (d) change any percentage voting requirement, voting rights, or the Majority Banks definition in this Agreement, or (e) amend this Section 10.3 or Section 8.4. Notice of amendments or consents ratified by the Banks hereunder shall immediately be forwarded by Borrower to all Banks. Each Bank or other holder of a Note shall be bound by any amendment, waiver or consent obtained as authorized by this Section 10.3, regardless of its failure to agree thereto.

              SECTION 10.4. NOTICES. All notices, requests, demands and other communications provided for hereunder shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by telecopy, graphic scanning or other telegraphic communications equipment of the sending party, if to Borrower, to it at the address specified on the signature pages of this Agreement, if to a Bank, to the address of such Bank specified on the signature pages of this Agreement, or, as to each party, at such other address as shall be designated by such party in a written notice to each of the other parties. All notices, requests, demands and other communications provided for hereunder shall be deemed to have been given on the date of receipt.

              SECTION 10.5. COSTS, EXPENSES AND TAXES.   Borrower
        agrees to pay the reasonable out-of-pocket expenses incurred by Agent in connection with the preparation of this Agreement and the other Loan Documents as to which Borrower and Agent have mutually agreed or in connection with amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby contemplated are consummated) or incurred by Agent or any Bank in connection with the enforcement or protection of their rights in connection with this Agreement and the other Loan Documents or in connection with the Loans made or the Notes issued hereunder, including the reasonable fees and disbursements of special counsel for Agent, and, in connection with any such amendment, modification or waiver relating to any such enforcement or protection, the reasonable fees and disbursements of any other counsel for Agent or any Bank. Borrower further agrees that it shall indemnify Agent and the Banks from and hold them harmless against any documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement or any of the other Loan Documents.


              SECTION 10.6. INDEMNIFICATION. Borrower agrees to defend, indemnify and hold harmless Agent and the Banks from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including reasonable attorney fees) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent or any Bank in connection with any investigative, administrative or judicial proceeding (whether or not such Bank or Agent shall be designated a party thereto) or any other claim by any person or entity relating to or arising out of this Agreement or any actual or proposed use of proceeds of the Loans hereunder or any activities of any Company or any of its affiliates; provided, however, that no Bank nor Agent shall have the right to be indemnified under this Section
        10.6 for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction. All obligations provided for in this Section 10.6 shall survive any termination of this Agreement.

              SECTION 10.7. OBLIGATIONS SEVERAL; NO FIDUCIARY OBLIGATIONS. The obligations of the Banks hereunder are several and not joint. Nothing contained in this Agreement and no action taken by Agent or the Banks pursuant hereto shall be deemed to constitute the Banks a partnership, association, joint venture or other entity. No default by any Bank hereunder shall excuse the other Banks from any obligation under this Agreement; but no Bank shall have or acquire any additional obligation of any kind by reason of such default. The relationship among Borrower and the Banks with respect to the Loan Documents is and shall be solely that of debtor and creditors, respectively, and neither Agent nor any Bank has any fiduciary obligation toward Borrower with respect to any such documents or the transactions contemplated thereby.

              SECTION 10.8. EXECUTION  IN  COUNTERPARTS.    This
        Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

              SECTION 10.9. BINDING EFFECT; BORROWER'S ASSIGNMENT. This Agreement shall become effective when it shall have been executed by Borrower, Agent and by each Bank and thereafter shall be binding upon and inure to the benefit of Borrower, Agent and each of the Banks and their respective successors and assigns, except that Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of Agent and all of the Banks.

              SECTION 10.10. BANK ASSIGNMENTS/PARTICIPATIONS.

              A. Assignments of Commitments. With the prior written consent of Agent and Borrower, each Bank shall have the right at any time or times to assign to another financial institution, without recourse, all or a percentage of all of the following: (a) that Bank's Commitment, (b) all Loans made by that Bank, (c) that Bank's Notes, and (d) that Bank's interest in any participation purchased pursuant to
        Section 8.4; provided, however, in each such case, that the assignor and the assignee shall have complied with the following requirements:

                    (i)  Prior  Consent.   No  assignment  may   be
              consummated pursuant to this Section 10.10 without the prior written consent of Borrower and Agent (other than an assignment by any Bank to any affiliate of such
              Bank), which consent of Borrower and Agent shall not be unreasonably withheld; provided, however, that, Borrower's consent shall not be required if, at the time of the proposed assignment, any Unmatured Event of Default or Event of Default shall have occurred. Anything herein to the contrary notwithstanding, any Bank may at any time make a collateral assignment of all or any portion of its rights under the Loan Documents to a Federal Reserve Bank, and no such assignment shall release such assigning Bank from its obligations hereunder;

                   (ii) Minimum Amount. Each such assignment shall be in a minimum amount of the lesser of Ten Million Dollars ($10,000,000) of the assignor's Commitment or the entire amount of the assignor's Commitment;

                   (iii) Assignment Fee; Assignment  Agreement.
              Unless the assignment shall be to an affiliate of the assignor or the assignment shall be due to merger of the assignor or for regulatory purposes, the assignor shall remit to Agent, for its own account, an administrative fee of Three Thousand Five Hundred Dollars ($3,500). Unless the assignment shall be due to merger of the assignor or a collateral assignment for regulatory purposes, the assignor shall (A) cause the assignee to execute and deliver to Borrower and Agent an Assignment and Acceptance Agreement, in the form of Exhibit F hereto (an "Assignment Agreement"), and (B) execute and deliver, or cause the assignee to execute and deliver, as the case may be, to Agent such additional amendments, assurances and other writings as Agent may reasonably require; and

                   (iv) Non-U.S. Assignee. If the assignment is to be made to an assignee which is organized under the laws of any jurisdiction other than the United States or any state thereof, the assignor Bank shall cause such assignee, at least five (5) Business Days prior to the effective date of such assignment, (A) to represent to the assignor Bank (for the benefit of the assignor Bank, Agent and Borrower) that under applicable law and treaties no taxes will be required to be withheld by Agent, Borrower or the assignor with respect to any payments to be made to such assignee in respect of the Loans hereunder, (B) to furnish to the assignor (and, in the case of any assignee registered in the Register, Agent and Borrower) either (1) U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 or (2) United States Internal Revenue Service Form W-8 or W-9, as applicable (wherein such assignee claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder), and (C) to agree (for the benefit of the assignor, Agent and Borrower) to provide the assignor Bank (and, in the case of any assignee registered in the Register, Agent and Borrower) a new Form 4224 or Form 1001 or Form W-8 or W-9, as applicable, upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such assignee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

              Upon satisfaction of the requirements specified in clauses (i) through (iv) above, Borrower shall execute and deliver (A) to Agent, the assignor and the assignee, the consent or release (of all or a portion of the obligations of the assignor) to be delivered by Borrower in connection with the Assignment Agreement, and (B) to the assignee, an appropriate Note or Notes. After delivery of the new Note or Notes, the assignor's Note or Notes being replaced shall be returned to Borrower marked "replaced".

              Upon satisfaction of the requirements of set forth  in
        (i) through (iv) above, and any other condition contained in this Section 10.10A, (1) the assignee shall become and thereafter be deemed to be a "Bank" for the purposes of this Agreement, (2) in the event that the assignor's entire interest has been assigned, the assignor shall cease to be and thereafter shall no longer be deemed to be a "Bank" and
        (3) the signature pages hereto and Schedule 1 hereof shall be automatically amended, without further action, to reflect the result of any such assignment.

              Agent  shall  maintain at its address referred  to  in
        Section 10.4 a copy of each Assignment Agreement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Banks and the Commitment of, and principal amount of the Loans owing to, each Bank from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and Borrower, Agent and the Banks may treat each financial institution whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Agreement. The Register shall be available for inspection by Borrower or any Bank at any reasonable time and from time to time upon reasonable prior notice.

              B. Sale of Participations. Each Bank shall have the right at any time or times, upon notice to, but without the consent of, Agent or Borrower, to sell one or more participations or subparticipations to a financial institution, as the case may be, in all or any part of (a) that Bank's Commitment, (b) that Bank's Commitment Percentage, (c) any Loan made by that Bank, (d) any Note delivered to that Bank pursuant to this Agreement, and (e) that Bank's participations, if any, purchased pursuant to
        Section 8.4 or this Section 10.10B.

              The  provisions  of  Article III shall  inure  to  the
        benefit of each purchaser of a participation or subparticipation, provided, however, that no participant or subparticipant shall be entitled to receive any amount pursuant to Article III greater than the Bank through which such participant's subparticipant's claim is derived would have been entitled to receive in the circumstances in which such claim arises had no participation or subparticipation been sold. Agent shall continue to distribute payments pursuant to this Agreement as if no participation has been sold.

              If any Bank shall sell any participation or sub-participation, that Bank shall, as between itself and the purchaser, retain all of its rights (including, without limitation, rights to enforce against Borrower the Loan Documents) and duties pursuant to the Loan Documents, including, without limitation, that Bank's right to approve any waiver, consent or amendment pursuant to Section 10.3, except if and to the extent that any such waiver, consent or amendment would:

                  (i) reduce any fee or commission allocated to the participation or subparticipation, as the case may be,

                  (ii) reduce the amount of any principal payment on
             any Loan allocated to the participation or subparticipation, as the case may be, or reduce the principal amount of any Loan so allocated or the rate of interest payable thereon, or

                  (iii) extend  the time for  payment  of  any
             amount    allocated    to    the    participation    or
             subparticipation, as the case may be.

             No participation or subparticipation shall operate as a delegation of any duty of the seller thereof. Under no circumstance shall any participation or subparticipation be deemed a novation in respect of all or any part of the seller's obligations pursuant to this Agreement.

             SECTION 10.11. SEVERABILITY OF PROVISIONS; CAPTIONS. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. The several captions to Sections and subsections herein are inserted for convenience only and shall be ignored in interpreting the provisions of this Agreement.

             SECTION 10.12. INVESTMENT PURPOSE. Each of the Banks represents and warrants to Borrower that it is entering into this Agreement with the present intention of acquiring any
        Note issued pursuant hereto for investment purposes only and not for the purpose of distribution or resale, it being understood, however, that each Bank shall at all times retain full control over the disposition of its assets.

             SECTION 10.13. ENTIRE AGREEMENT. This Agreement, any Note and any other agreement, document or instrument attached hereto or referred to herein or executed on or as of the date hereof integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral representations and negotiations and prior writings with respect to the subject matter hereof.

             SECTION 10.14. GOVERNING LAW; SUBMISSION TO
        JURISDICTION. This Agreement, each of the Notes and any Loan Document shall be governed by and construed in accordance with the laws of the State of Ohio and the respective rights and obligations of Borrower and the Banks shall be governed by Ohio law, without regard to principles of conflict of laws. Borrower hereby irrevocably submits to the nonexclusive jurisdiction of any Ohio state or federal court sitting in Cleveland, Ohio, over any action or proceeding arising out of or relating to this Agreement or any Loan Document, and Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Ohio state or federal court. Borrower, on behalf of itself and its Subsidiaries, hereby irrevocably waives, to the fullest extent permitted by law, any objection it may now or hereafter have to the laying of venue in any action or proceeding in any such court as well as any right it may now or hereafter have to remove such action or proceeding, once commenced, to another court on the grounds of FORUM NON CONVENIENS or otherwise. Borrower agrees that a final, nonappealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

             SECTION 10.15. LEGAL REPRESENTATION OF PARTIES.   The
        Loan Documents were negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring this Agreement or any other Loan Document to be construed or interpreted against any party shall not apply to any construction or interpretation hereof or thereof.

             SECTION 10.16. CONFIDENTIALITY. Neither Agent nor any Bank shall disclose any Confidential Information to any Person without the written consent of Borrower, other than
        (a) to Agent's or such Bank's affiliates, officers, directors, employees, agents, attorneys, representatives and advisors and to actual or prospective assignees and participants, and that, in each case, are advised of the confidential nature of such Confidential Information, (b) as required by any law, rule or regulation or judicial process, or (c) as requested or required by any state, federal or foreign authority or examiner regulating banks or banking.

                [Remainder of page left intentionally blank.]

             SECTION 10.17. JURY TRIAL WAIVER. BORROWER, AGENT AND EACH OF THE BANKS WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWER, AGENT AND THE BANKS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

             IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their proper and duly authorized officers as of the date first written above.



        Address:  1835 Dueber Avenue            THE TIMKEN COMPANY
                  Canton, Ohio 44706
                                                By:
                                                      Gene   E.  Little,
                                                      Senior Vice
                                                      President - Finance



        Address:  Key  Center                   KEYBANK NATIONAL ASSOCIATION,
                  127 Public Square              as a Bank and as Agent
                  Cleveland, OH 44114-1306
                  Attention: Large Corporate    By:
                             Lending Division         Marianne T. Meil,
                                                      Vice President



        Address:  One Wall Street               THE BANK OF NEW YORK
                  New York, NY 10286
                                                By:
                                                Name:
                                                Title:


        Address:  101 Central Plaza South       BANK ONE, N.A.
                  Canton, OH 44702
                                                By:
                                                Name:
                                                Title:

        Address:  Global Corporate Banking      MELLON BANK, N.A.
                  Room 151-4401
                  One Mellon Bank Center        By:
                  Pittsburgh, PA 15258-0001     Name:
                                                Title:




        Address:  Hongkong & Shanghai Banking   MARINE MIDLAND BANK
                     Corp. Group
                  190 South LaSalle Street      By:
                  Suite 1100                    Name:
                  Chicago, IL 60603             Title:





        Address:  NationsBank Corp. Center      NATIONSBANK, N.A.
                  NC1-007-08-04
                  100 N. Tryon, 8th Floor       By:
                  Charlotte, NC 28255           Name:
                                                Title:




        Address:  611 Woodward Avenue           NBD BANK
                  Detroit MI 48226
                                                By:
                                                Name:
                                                Title:




        Address:  50 South LaSalle              NORTHERN TRUST COMPANY
                  Chicago, IL 60675
                                                By:
                                                Name:
                                                Title:

        Address:  60 Wall Street              REVOLVING COMMITMENT VEHICLE
                  New York, NY 10015               CORPORATION

                                              By: Morgan Guaranty Trust Company
                                              of New York, As Attorney in Fact
                                              for Revolving Commitment Vehicle
                                              Corporation

                                              By:
                                              Name:
                                              Title:




        Address:  245 Park Avenue-35th Floor  ISTITUTO BANCARIO SAN PAOLO DI
                  New York, NY 10167          TORINO SPA

                                              By:
                                              Name:
                                              Title:




        Address:  220 Mark Avenue S.          UNITED NATIONAL BANK AND
                  Canton, OH 44702            TRUST

                                              By:
                                              Name:
                                              Title:

                                 SCHEDULE 1

        BANKING INSTITUTIONS                 COMMITMENT       MAXIMUM
                                             PERCENTAGE        AMOUNT
        KeyBank National Association             19.2899%  $ 57,869,338
        Bank One, N.A.                            8.9822%  $ 26,946,666
        Marine Midland Bank                       8.9822%  $ 26,946,666
        Mellon Bank, N.A.                         8.9822%  $ 26,946,666
        NationsBank, N.A.                         8.9822%  $ 26,946,666
        NBD Bank                                  8.9822%  $ 26,946,666
        Northern Trust Company                    8.9822%  $ 26,946,666
        Revolving Commitment Vehicle              8.9822%  $ 26,946,666
        Corporation
        The Bank of New York                      8.0840%  $ 24,252,000
        Istituto Bancario San Paolo di            8.0840%  $ 24,252,000
        Torino Spa
        United National Bank and Trust            1.6667%  $  5,000,000
        Total Commitment Amount                   100.00%  $300,000,000

                                SCHEDULE 5.7

                                    LIENS

        1. $24,000,000 State of Ohio Solid Waste Revenue Bonds, Series 1997 (The Timken Company Project), dated July 2, 1997.

        2. $8,000,000 State of Ohio Multi-Modal Interchangeable Rate Water Development Revenue Refunding Bonds, Series 1993 (The Timken Company Project), dated July 1, 1993.

        3. $9,500,000 State of Ohio Multi-Modal Interchangeable Rate Air Quality Development Revenue Refunding Bonds, Series 1992, dated June 1, 1992.

        4. $12,200,000 State of Ohio Multi-Modal Interchangeable Rate Water Development Revenue Bonds, Series 1992, dated June 1, 1992.

        5.   $17,000,000  State  of Ohio Pollution  Control  Revenue
             Refunding Bonds, Series 1990 (The Tenax Company Project) (The Timken Company Guarantor), dated January 1, 1990.

                                  EXHIBIT A

                            REVOLVING CREDIT NOTE

        $                                            Cleveland, Ohio
                                                       July 10, 1998

              FOR VALUE RECEIVED, the undersigned THE TIMKEN COMPANY ("Borrower") promises to pay on the last day of the Commitment Period, as defined in the Credit Agreement (as hereinafter defined), to the order of ______________________ ("Bank") at the Main Office of KEYBANK NATIONAL ASSOCIATION, Agent, 127 Public Square, Cleveland, Ohio 44114-1306 the principal sum of

        ____________________________ AND 00/100              DOLLARS

        or the aggregate unpaid principal amount of all Loans made by Bank to Borrower pursuant to Section 2.1A of the Credit Agreement, whichever is less, in lawful money of the United States of America. As used herein, "Credit Agreement" means the Credit Agreement dated as of July 10, 1998, among Borrower, the banks named therein and, KeyBank National Association, as Agent, as the same may from time to time be restated, amended or otherwise modified. Capitalized terms used herein shall have the meanings ascribed to them in the Credit Agreement.

              Borrower also promises to pay interest on the unpaid principal amount of each Loan from time to time outstanding, from the date of such Loan until the payment in full thereof, at the rates per annum which shall be determined in accordance with the provisions of Section 2.lA of the Credit Agreement. Such interest shall be payable on each date provided for in such Section 2.1A; provided, however, that interest on any principal portion which is not paid when due shall be payable on demand.

              The portions of the principal sum hereof from time to time representing Prime Rate Loans and Eurodollar Loans, and payments of principal of any thereof, will be shown on the records of Bank by such method as Bank may generally employ; provided, however, that failure to make any such entry shall in no way detract from Borrower's obligations under this Note.

              If this Note shall not be paid at maturity, whether such maturity occurs by reason of lapse of time or by operation of any provision for acceleration of maturity contained in the Credit Agreement, the principal hereof and the unpaid interest thereon shall bear interest, until paid, at a rate per annum equal to the Default Rate. All payments of principal of and interest on this Note shall be made in immediately available funds.

             This Note is one of the Revolving Credit Notes referred to in the Credit Agreement. Reference is made to the Credit Agreement for a description of the right of the undersigned to anticipate payments hereof, the right of the holder hereof to declare this Note due prior to its stated maturity, and other terms and conditions upon which this
        Note is issued.

              Except as expressly provided in the Credit Agreement, Borrower expressly waives presentment, demand, protest and notice of any kind.

              JURY TRIAL WAIVER. BORROWER, AGENT AND EACH OF THE BANKS WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWER, AGENT AND THE BANKS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN
        CONNECTION WITH THIS NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

                                    THE TIMKEN COMPANY


                                    By:_____________________________
                                         Gene E. Little, Senior Vice
                                         President - Finance

                                  EXHIBIT B

                          COMPETITIVE BID RATE NOTE

        $300,000,000.00                              Cleveland, Ohio
                                                       July 10, 1998

              FOR VALUE RECEIVED, the undersigned THE TIMKEN COMPANY ("Borrower") promises to pay on the last day of the Commitment Period, as defined in the Credit Agreement (as hereinafter defined), to the order of
        ______________________________  (the  "Bank")  at  the  Main
        Office of KEYBANK NATIONAL ASSOCIATION, as Agent, 127 Public Square, Cleveland, Ohio 44114-1306 the principal sum of

        THREE HUNDRED MILLION AND 00/100                     DOLLARS

        or the aggregate unpaid principal amount of all Competitive Bid Loans made by Bank to Borrower pursuant to Section 2.1B of the Credit Agreement whichever is less, in lawful money of the United States of America. As used herein, "Credit Agreement" means the Credit Agreement dated as of July 10, 1998, among Borrower, the banks named therein and KeyBank National Association, as Agent, as the same may from time to time be restated, amended or otherwise modified. Capitalized terms used herein shall have the meanings ascribed to them in the Credit Agreement.

              Borrower also promises to pay interest on the unpaid principal amount of each Competitive Bid Loan from time to time outstanding, from the date of such Competitive Bid Loan until the payment in full thereof, at the rates per annum which shall be determined in accordance with the provisions of Section 2.1B of the Credit Agreement. Such interest shall be payable on each date provided for in such Section 2.1B; provided, however, that interest on any principal portion which is not paid when due shall be payable on demand.

              The portions of the principal sum hereof from time to time representing Competitive Bid Absolute Rate Loans and Competitive Bid Eurodollar Loans, and payments of principal of any thereof, will be shown on the records of Bank by such method as Bank may generally employ; provided, however, that failure to make any such entry shall in no way detract from Borrower's obligations under this Note.

              If this Note shall not be paid at maturity, whether such maturity occurs by reason of lapse of time or by operation of any provision for acceleration of maturity contained in the Credit Agreement the principal hereof and the unpaid interest thereon shall bear interest, until paid, at a rate per annum equal to the Default Rate. All payments of principal of and interest on this Note shall be made in immediately available funds.

              This Note is one of the Competitive Bid Rate Note referred to in the Credit Agreement. Reference is made to the Credit Agreement for a description of the right of the undersigned to anticipate payments hereof, the right of the holder hereof to declare this Note due prior to its stated maturity, and other terms and conditions upon which this
        Note is issued.

              Except as expressly provided in the Credit Agreement, Borrower expressly waives presentment, demand, protest and notice of any kind.

              JURY TRIAL WAIVER. BORROWER, AGENT AND EACH OF THE BANKS WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWER, AGENT AND THE BANKS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN
        CONNECTION WITH THIS NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

                                    THE TIMKEN COMPANY


                                    By:_____________________________
                                         Gene E. Little, Senior Vice
                                         President - Finance

                                  EXHIBIT C

                          NOTICE OF REVOLVING LOAN

                         [Date]_____________, ______

        KeyBank National Association
        127 Public Square
        Cleveland, Ohio 44114-1306

        Attention:

        Ladies and Gentlemen:

              The undersigned, THE TIMKEN COMPANY (the "Borrower"), refers to the Credit Agreement, dated as of July 10, 1998 (the "Credit Agreement"; terms defined therein being used herein as therein defined), among the undersigned, the Banks, as defined in the Credit Agreement, and KeyBank National Association, as Agent, and hereby gives you notice, pursuant to Section 2.2A of the Credit Agreement that Borrower hereby requests a Loan under the Credit Agreement, and in the connection sets forth below the information relating to the Loan (the "Proposed Loan") as required by
        Section 2.2A of the Credit Agreement:

             (a)    The  Business  Day  of  the  Proposed  Loan   is
                    ______________, ______

             (b)    The   amount   of   the   Proposed   Loan    is
                    $________________.

             (c) The Proposed Loan is to be a Prime Rate Loan _____/Eurodollar Loan _____.
                    (Check one.)

             (d) If the Proposed Loan is a Eurodollar Loan,the Interest Period requested is one (1) month
                    _____, two (2) months _____, three (3) months
                    _____, six (6) months _____
                    (Check one.)

             The undersigned, on behalf of Borrower, hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Loan:

                    (i) the representations and warranties contained in each Loan Document are correct, before and after giving effect to the Proposed Loan and the application of the proceeds therefrom, as though made on and as of such date;

                    (ii) no event has occurred and is continuing,  or
             would result from such Proposed Loan, or the application of proceeds therefrom, that constitutes an Unmatured Event of Default or Event of Default; and

                    (iii) the applicable conditions set forth  in
             Article IV of the Credit Agreement have been satisfied.

                                           Very truly yours,

                                           THE TIMKEN COMPANY

                                           By:
                                           Title:

                                 EXHIBIT D-1

                       Form of Competitive Bid Request


                                                [Date]

        To:    KeyBank National Association
               (the "Agent")

        From:  The Timken Company

        Re: Credit Agreement, dated as of July 10, 1998 (as amended and in effect from time to time the "Credit
               Agreement"), among Borrower, the Banks parties thereto, and Agent

               We hereby give notice pursuant to Section 2.1B of the Credit Agreement that we request Competitive Bids for the following proposed Competitive Bid Borrowing(s):

               Date of Borrowing:

               Principal Amount****:                   $

               Interest Period*****:

               Such Competitive Bids should offer (circle one):

                  Competitive Bid Eurodollar Rate/Absolute Rate

                                           THE TIMKEN COMPANY

                                           By:
                                           Title:
        _______________
        **** Amount must be $10,000,000 or a larger multiple of $1,000,000 and may not exceed the Aggregate Commitment Amount minus the aggregate principal amount of all Loans outstanding.

        ***** Not less than one (1) month nor more than six (6) months (Competitive Bid Eurodollar Auction) or not less than seven (7) nor more than one hundred eighty (180)) days (Competitive Bid Absolute Rate Auction), subject to the provisions of the definition of Interest Period. Terms used herein have the meanings assigned to them in the Credit Agreement.
                                  D-1-1

                                 EXHIBIT D-2

                   Form of Invitation for Competitive Bids

        To:  [Name of Bank]

        Re:  Invitation for Competitive Bids to
             The Timken Company (the "Borrower")


             Pursuant to Section 2.1B of the Credit Agreement dated as of July 10, 1998, among Borrower, the Banks parties thereto, and the undersigned, as Agent, as amended and in effect from time to time, we are pleased on behalf of Borrower to invite you to submit Competitive Bids to Borrower for the following proposed Competitive Bid Borrowing(s):

             Date of Borrowing:

             Maximum Principal Amount:               $

             Interest Period:

             Such Competitive Bids should offer (circle one):

                     Competitive Bid Eurodollar Rate/Absolute Rate

             Please respond to this invitation by no later than 10:30 a.m. on [date]******

                                     KEYBANK NATIONAL ASSOCIATION,as Agent


                                     By:
                                               Authorized Officer




        _______________
        ******  Insert the date of Borrowing (Competitive  Bid
                Absolute Rate Auction) or three (3) Business Days prior to the date of Borrowing (Competitive Bid Eurodollar Auction).
                                  D-2-1

                                 EXHIBIT D-3

                           Form of Competitive Bid


        To:  KeyBank National Association

        Re:  Competitive Bid to The Timken Company
             (the "Borrower")

             In response to your invitation on behalf of Borrower dated _______________, _____, we hereby make the following Competitive Bid on the following terms pursuant to the Credit Agreement dated as of July 10, 1998 (as amended and in effect from time to time, the "Credit Agreement"), among Borrower, the Lenders parties thereto, and Agent, as amended and in effect from time to time:

             1.   Quoting Bank:

             2.   Person to contact at Quoting Bank:

                  Telephone Number:

                  Facsimile Number:

             3.   Date of Borrowing:

             4. We hereby offer to make Competitive Bid Loan(s) in the following principal amounts, for the following Interest Periods, Or maturity date, as. the case may be, and at the following rates:


        Principal         Interest     Competitive Bid
        Amount**          Period***    Eurodollar Rate****    Absolute Rate****

        $

        $

        $

             [Provided, that the aggregate principal amount of Competitive Bid Loans for which the above offers may be accepted shall not exceed
             $              .]**
                                  D-3-1

              We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Credit Agreement, irrevocably obligates us to make the Competitive Bid Loan(s),for which any offer(s) are accepted, in whole or in part.

                                           Very truly yours,

                                           [NAME OF BANK]

        Dated:                             By:
                                               Authorized Officer

        ______________

             **Principal amount bid for each Interest Period may not exceed principal amount requested. Specify aggregate limitation if the sum of the individual offers exceeds the amount the Lender is willing to lend. Bids must be made for $5,000,000 or a larger multiple of $1,000,000.

             ***Not less than one (1) month nor more than six (6) months (Competitive Bid Eurodollar Auction) or not less than seven (7) days nor more than one hundred eighty (180) days (Competitive Bid Absolute Rate Auction), as specified in the related invitation. No more than three (3) bids are permitted.

             ****Specify rate of interest per annum expressed as a percentage (to the nearest four (4) decimal points).















                                  D-3-2

                                  EXHIBIT E

                           COMPLIANCE CERTIFICATE

                          For Fiscal Quarter ended _________________

        THE UNDERSIGNED HEREBY CERTIFIES THAT:

              (1) I am the duly elected Chief Financial Officer of THE TIMKEN COMPANY, an Ohio corporation (the "Borrower");

              (2) I am familiar with the terms of that certain Credit Agreement, dated as of July 10, 1998, among Borrower, the Banks, as defined in the Credit Agreement, and KeyBank National Association, as Agent (as the same may be amended, restated or otherwise modified from time to time, the "Credit Agreement", the terms defined therein and not otherwise defined in this Certificate being used herein as therein defined), and the terms of the other Loan Documents, and I have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and condition of Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;

              (3) The review described in paragraph (2) above did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes or constituted an Unmatured Event of Default or Event of Default, at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate;

              (4) The representations and warranties made by Borrower contained in each Loan Document are true and correct in all material respects as though made on and as of the date hereof; and,

              (5) Set forth on Attachment I hereto are calculations of the financial covenant set forth in Section 5.6 of the Credit Agreement, which calculations show compliance with the terms thereof.

              IN WITNESS WHEREOF, I have signed this certificate the _____ day of ____________, _____.

                                           THE TIMKEN COMPANY

                                           By:
                                           Title:

                                  EXHIBIT F

                                   FORM OF

                      ASSIGNMENT AND ACCEPTANCE AGREEMENT


               This Assignment and Acceptance Agreement (this "Assignment Agreement") between ______________________ (the "Assignor") and ______________________ (the "Assignee") is
        dated as of ________, 199_. The parties hereto agree as follows:

               1. Preliminary Statement. Assignor is a party to a Credit Agreement, dated as of July 10, 1998 (which, as it may from time to time be amended, restated or otherwise modified is herein called the "Credit Agreement"), among THE TIMKEN COMPANY, ("Borrower"), the banking institutions named on Schedule 1 thereto (collectively, "Banks" and, individually, "Bank"), and KEYBANK NATIONAL ASSOCIATION, as agent for the Banks ("Agent"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

               2. Assignment and Assumption. Assignor hereby sells and assigns to Assignee, and Assignee hereby purchases and assumes from Assignor, an interest in and to Assignor's rights and obligations under the Credit Agreement, effective as of the Assignment Effective Date (as hereinafter defined), equal to the percentage interest specified on Annex 1 hereto (hereinafter, "Assignee's Percentage") of Assignor's right, title and interest in and to (a) the Commitment of Assignor as set forth on Annex 1 (hereinafter, "Assigned Amount"), (b) any Loan made by Assignor which is outstanding on the Assignment Effective Date, (c) any Note delivered to Assignor pursuant to the Credit Agreement, and
        (d) the Credit Agreement and the other Related Writings. After giving effect to such sale and assignment and on and after the Assignment Effective Date, Assignee shall be deemed to have a "Commitment Percentage" under the Credit Agreement equal to the Commitment Percentage set forth in subpart I.C on Annex 1 hereto.

               3.  Assignment  Effective  Date.   The  Assignment
        Effective Date (the "Assignment Effective Date") shall be two (2) Business Days (or such other time agreed to by Agent) after the following conditions precedent have been satisfied:

               (a) receipt by Agent of this Assignment Agreement, including Annex 1 hereto, properly executed by Assignor and Assignee and accepted and consented to by Agent and, if necessary pursuant to Section 10.10A(i) of the Credit Agreement, by Borrower;

               (b) receipt by Agent from Assignor of a fee of Three Thousand Five Hundred Dollars ($3,500), in accordance with
        Section 10.10A of the Credit Agreement;

               (c) receipt   by  Agent  from   Assignee   of   an
        administrative questionnaire, or other similar document, which shall include (i) the address for notices under the Credit Agreement, (ii) the address of its Lending Office,
        (iii) wire transfer instructions for delivery of funds by Agent, (iv) and such other information as Agent shall request; and

               (d) receipt by Agent from Assignor or Assignee of any other information required pursuant to Section 10.10 of the Credit Agreement or otherwise necessary to complete the transaction contemplated hereby.

               4. Payment Obligations. In consideration for the sale and assignment of Loans hereunder, Assignee shall pay Assignor, on the Assignment Effective Date, an amount in Dollars equal to Assignee's Percentage. Any interest, fees and other payments accrued prior to the Assignment Effective Date with respect to the Assigned Amount shall be for the account of Assignor. Any interest, fees and other payments accrued on and after the Assignment Effective Date with respect to the Assigned Amount shall be for the account of Assignee. Each of Assignor and Assignee agrees that it will hold in trust for the other party any interest, fees or other amounts which it may receive to which the other party is entitled pursuant to the preceding sentence and to pay the other party any such amounts which it may receive promptly upon receipt thereof.

               5. Credit Determination; Limitations on Assignor's Liability. Assignee represents and warrants to Assignor, Borrower, Agent and the other Banks (a) that it is capable of making and has made and shall continue to make its own credit determinations and analysis based upon such information as Assignee deemed sufficient to enter into the transaction contemplated hereby and not based on any statements or representations by Assignor; (b) Assignee confirms that it meets the requirements to be an assignee as set forth in Section 10.10 of the Credit Agreement;
        (c) Assignee confirms that it is able to fund the Loans as required by the Credit Agreement; and (d) Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and the Related Writings are required to be performed by it as a Bank thereunder. It is understood and agreed that the assignment and assumption hereunder are made without recourse to Assignor and that Assignor makes no representation or warranty of any kind to Assignee and shall not be responsible for (i) the due execution, legality, validity, enforceability, genuineness, sufficiency or collectability of the Credit Agreement or any Related Writings, (ii) any representation, warranty or statement made in or in connection with the Credit Agreement or any of the Related Writings, (iii) the financial condition or creditworthiness of Borrower or any Guarantor, (iv) the performance of or compliance with any of the terms or provisions of the Credit Agreement or any of the Related Writings, (v) inspecting any of the property, books or records of Borrower or (vi) the validity, enforceability, perfection, priority, condition, value or sufficiency of any collateral securing or purporting to secure the Loans. Neither Assignor nor any of its officers, directors, employees, agents or attorneys shall be liable for any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans, the Credit Agreement or the Related Writings, except for its or their own bad faith or willful misconduct. Assignee appoints Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to Agent by the terms thereof.

               6.  Indemnity.    Assignee agrees to  indemnify  and
        hold Assignor harmless against any and all losses, cost and expenses (including, without limitation, attorneys' fees) and liabilities incurred by Assignor in connection with or arising in any manner from Assignee's performance or non-performance of obligations assumed under this Assignment Agreement.

               7. Subsequent Assignments. After the Assignment Effective Date, Assignee shall have the right pursuant to
        Section 10.10 of the Credit Agreement to assign the rights which are assigned to Assignee hereunder, provided that
        (a) any such subsequent assignment does not violate any of the terms and conditions of the Credit Agreement, any of the Loan Documents, or any law, rule, regulation, order, writ, judgment, injunction or decree and that any consent required under the terms of the Credit Agreement or any of the Loan Documents has been obtained, (b) the assignee under such assignment from Assignor shall agree to assume all of Assignor's obligations hereunder in a manner satisfactory to Assignor and (c) Assignee is not thereby released from any of its obligations to Assignor hereunder.

               8. Reductions of Aggregate Amount of Commitments. If any reduction in the Total Commitment Amount occurs between the date of this Assignment Agreement and the Assignment
        Effective  Date,  the  percentage of  the  Total  Commitment
        Amount assigned to Assignee shall remain the percentage specified in Section 1 hereof and the dollar amount of the Commitment of Assignee shall be recalculated based on the reduced Total Commitment Amount.

               9. Acceptance of Agent and Borrower. This Assignment Agreement is conditioned upon the acceptance and consent of Agent and, if necessary pursuant to Section 10.10A of the
        Credit  Agreement,  upon  the  acceptance  and  consent   of
        Borrower.   The  execution of this Assignment  Agreement  by
        Agent and, if necessary, by Borrower is evidence of such acceptance and consent.

              10.  Entire  Agreement.   This  Assignment  Agreement
        embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings between the parties hereto relating to the subject matter hereof.

              11. Governing Law. This Assignment Agreement shall be governed by the internal law, and not the law of conflicts, of the State of Ohio.

              12.  Notices.   Notices shall  be  given  under  this
        Assignment Agreement in the manner set forth in the Credit Agreement. For the purpose hereof, the addresses of the parties hereto (until notice of a change is delivered) shall be the address set forth under each party's name on the signature pages hereof.

              IN WITNESS WHEREOF, the parties hereto have executed this Assignment Agreement by their duly authorized officers as of the date first above written.

                                           ASSIGNOR:

        Address: _____________________     ________________________________
                 _____________________
                 _____________________
                Attn:_________________    By:______________________________
                Phone: _______________    Title:___________________________
                Fax:__________________


                                           ASSIGNEE:

        Address: _____________________     ________________________________
                 _____________________
                 _____________________
                Attn:_________________    By:______________________________
                Phone: _______________    Title:___________________________
                Fax:__________________


        Accepted and Consented to this ___ day
        of ___, ____:

        KEYBANK NATIONAL ASSOCIATION,
        as Agent


        By: __________________________
        Title:________________________


        Accepted and Consented to this ___ day
        of ___, ____:

        THE TIMKEN COMPANY

        By: __________________________
        Title:________________________

                                   ANNEX 1
                                     TO
                     ASSIGNMENT AND ACCEPTANCE AGREEMENT


              On and after ___________, _____ (the "Assignment Effective Date"), the Commitment of Assignee, and, if this is less than an assignment of all of Assignor's interest, Assignor, shall be as follows:


           I.     ASSIGNEE'S COMMITMENT

                  A.  Assignee's Percentage                __________%

                  B.  Assigned Amount                     $__________

                  C.  Assignee's Commitment Percentage
                      under the Credit Agreement           __________%

           II.    ASSIGNOR'S COMMITMENT

                  A.  Assignor's Commitment Percentage
                      under the Credit Agreement           __________%

                  B.  Assignor's Commitment Amount
                      under the Credit Agreement          $__________